As filed with the Securities and Exchange Commission on July 6, 2006
Registration No. 333-134323

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective
Amendment No. 1
to
Form S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
Cygnus Oil and Gas Corporation
(Exact name of registrant as specified in its charter)

Delaware	33-0967974	1311
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)	(Primary Standard Industrial Classification Code Number)
1600 Smith Street, Suite 5100
Houston, Texas 77002
(713) 784-1113
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Roger L. Abel
Chairman and Chief Executive Officer
1600 Smith Street, Suite 5100
Houston, Texas 77002
(713) 784-1113
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Mark W. Eisenbraun, Esq.
Paul D. Aubert, Esq.
Winstead Sechrest & Minick P.C.
919 Milam Street
Suite 2400
Houston, Texas 77002
(713) 650-8400
     Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
      This Post-Effective Amendment No. 1 to Form S-1 is being filed to add certain information contained in the Company’s quarterly report on Form 10-Q, as amended by Form 10-Q/A, for the quarter ended June 30, 2006 and certain other current reports on Form 8-K filed with the Securities and Exchange Commission and to update or amended certain other information included herein.

PROSPECTUS SUPPLEMENT
(To Prospectus dated July 6, 2006)
104,843,798 Shares
Cygnus Oil and Gas Corporation
Common Stock

Recent Developments
      We have attached to this prospectus supplement the Current Reports on Form 8-K of Cygnus Oil and Gas Corporation filed with the Securities and Exchange Commission on July 20 and July 26, 2006. The attached information updates and supplements the Cygnus Oil and Gas Corporation Prospectus dated July 6, 2006.

      Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
Prospectus dated August 3, 2006.

      PENDING STATES: Application for registration is being or has been made for the securities represented in this Prospectus under the applicable securities laws of the following states: Alaska; Colorado; Illinois; Indiana; Maine; Michigan; Mississippi; Nevada; New Jersey; New Mexico; Oregon; Pennsylvania; Rhode Island; South Dakota; and Wisconsin(the “Pending States”). The various state agencies and/or departments in the Pending States to whom the registrations have been submitted have not approved or disapproved of the securities represented in this Prospectus, nor have they ruled upon the accuracy or adequacy of this Prospectus. The securities represented in this Prospectus may not be offered for sale, sold, assigned, transferred, pledged or otherwise disposed of in the Pending States until the Company’s submissions for registration have become effective under applicable state law or unless an exemption from registration is available. The Company will amend the Prospectus to indicate the Pending States in which the Company’s application for registration has become effective.
      EXCLUDED STATES: The securities represented in this Prospectus have not been registered under the applicable securities laws of the following states: Alabama; Arizona; Arkansas; California; Florida; Idaho; Iowa; Kansas; Kentucky; Louisiana; Maryland; Massachusetts; Nebraska; New York; North Carolina; North Dakota; Ohio; Oklahoma; South Carolina; Tennessee; Texas; Vermont; Virginia; Washington; and West Virginia. The securities represented in this Prospectus may not be offered for sale, sold, assigned, transferred, pledged or otherwise disposed of in the Excluded States without registering such securities under such state’s applicable securities laws or unless an exemption from such registration is available.
      The following states have notified Cygnus that the application for registration of the common stock registered under the Registration Statement has been accepted or that an exemption is available for sale through a registered broker-dealer and the shares may be sold in such states: Connecticut; Delaware; Washington DC; Georgia; Hawaii; Minnesota; Missouri; Montana; Utah; Wyoming.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 10-Q

☑	QUARTERLY REPORT UNDER SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended: June 30, 2006

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from                      to
Commission file no. 000-50228
CYGNUS OIL AND GAS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0967974

(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)
1600 Smith Street
Suite 5100
Houston, TX 77002
(Address of Principal Executive Offices)
(713) 784-1113
(Registrant’s Telephone Number, including Area Code)
Check whether the Registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. Check one:

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☑
Indicate by check mark whether the registrant is a shell company (as defined in rule 12b-2 of the Exchange Act). Yes ☐ No ☑
APPLICABLE ONLY TO CORPORATE ISSUERS
State the number of shares outstanding of each of the Registrant’s classes of common equity, as of the latest practicable date: There were 83,680,535 issued and outstanding shares of the registrant’s common stock, par value $.001 per share, as of August 10, 2006.

CYGNUS OIL AND GAS CORPORATION
QUARTERLY REPORT ON FORM 10-Q
FOR FISCAL QUARTER ENDED JUNE 30, 2006

PART I
FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS
CYGNUS OIL AND GAS CORPORATION
(A Development Stage Entity)
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2006	2005
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$3,439,924	$4,632,988
Restricted cash — joint interest	465,303	382,525
Accounts receivable	156,546	159,559
Accounts receivable — joint interest	2,247,165	1,075,746
Accounts receivable — joint interest related party	—	492,988
Notes and interest receivable	29,153	30,371
Due from related party	271,754	359,559
Prepaid loan costs	749,340	19,997
Prepaid drilling costs and advances to operator	1,845,310	1,209,583
Prepaid expenses	557,414	318,091

Total current assets	9,761,909	8,681,407
Oil and gas properties using successful efforts:
Developed oil and gas interests, net	5,399,962	3,507,316
Undeveloped	19,894,072	4,125,578
Property, plant and equipment, net	272,047	—
Due from related party	171,452	—
Prepaid loan costs — non-current	1,311,340	—
Investment in limited liability companies	54,141	54,141
Fixed assets, net	108,925	66,360
Deposits	—	30,149

	$36,973,848	$16,464,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$2,660,879	$2,695,935
Accounts payable — joint interest	1,448,751	2,412,060
Notes payable	271,934	369,105
Notes payable — related parties	64,296	115,005
Convertible debentures, net	—	3,050,000
Registration rights penalty payable	2,416,769	—
Fair value of derivatives — registration rights penalty	—	1,696,647

Total current liabilities	6,862,629	10,338,752
Non-current liabilities
Notes payable — non-current	1,476,951	1,534,660
Convertible debentures, net — non-current	15,745,277	—

Total non-current liabilities	17,222,228	1,534,660
Commitment and contingencies
Stockholders’ equity
Preferred stock; $.001 par value; authorized — 5,000,000 shares; shares issued and outstanding — 579,563 and 710,063 at June 30, 2006 and December 31, 2005, respectively. Liquidation preference: $7,136,651	579	710
Common stock; $.001 par value; authorized — 300,000,000 shares; shares issued and outstanding — 83,458,535 at June 30, 2006 and 63,982,329 issued and outstanding and 6,763,333 issuable at December 31, 2005	83,458	70,746
Additional paid-in capital	54,029,158	36,607,833
Deficit accumulated during the development stage	(41,224,204)	(32,087,750)

Total stockholders’ equity	12,888,991	4,591,539

	$36,973,848	$16,464,951

The accompanying notes are an integral part of these condensed consolidated financial statements.

CYGNUS OIL AND GAS CORPORATION
(A Development Stage Entity)
Condensed Consolidated Statements of Operations
(Unaudited)

					March 5, 2001
	Three Months		Six Months		(Inception) to
	Ended June 30,		Ended June 30,		June 30,
	2006	2005	2006	2005	2006
Revenues	$252,351	$78,554	$741,741	$193,850	$1,431,082

Expenses:
Exploration expenses	3,363,842	43,355	3,538,073	52,175	5,145,830
Operating expenses	181,123	—	320,062	—	632,980
Impairment of oil and gas properties	—	(50,726)	292,375	739,451	2,220,467
Impairment of goodwill — related party	—	—	—	—	657,914
Bad debt expense — related party	—	—	—	—	136,607
Bad debt expense	—	—	—	—	40,454
Share-based compensation	270,296	—	567,823	—	567,823
Depreciation and depletion	239,635	—	584,209	—	765,184
General and administrative	1,903,338	944,653	3,397,087	1,803,322	9,296,226

Total expenses	5,958,234	937,282	8,699,629	2,594,948	19,463,485

Loss from operations	(5,705,883)	(858,728)	(7,957,888)	(2,401,098)	(18,032,403)

Other (income) expense
Loss from limited partnerships and limited liability companies	—	2,758,917	—	3,313,936	8,626,796
Impairment of equity investment	—	—	—	—	139,502
Registration rights penalty	(14,859)	—	(8,326)	—	1,690,587
Other income	—	—	—	—	(273,987)
Interest income	(43,758)	(10,131)	(44,628)	(10,624)	(83,063)
Interest expense	818,496	508,013	935,888	1,104,233	10,843,676

Total other expense	759,879	3,256,799	882,934	4,407,545	20,943,511

Loss before minority interest and pre-acquisition losses	(6,465,762)	(4,115,527)	(8,840,822)	(6,808,643)	(38,975,914)

Add back:
Minority interest	—	37,134	—	295,486	557,874
Pre-acquisition losses	—	—	—	—	211,315

Total minority interest and pre-acquisition losses	—	37,134	—	295,486	769,189

Net loss	(6,465,762)	(4,078,393)	(8,840,822)	(6,513,157)	(38,206,725)
Preferred dividend on Series A Preferred Stock	(143,252)	(721,961)	(295,632)	(2,243,361)	(3,017,479)

Net loss to common stockholders	$(6,609,014)	$(4,800,354)	$(9,136,454)	$(8,756,518)	$(41,224,204)

Net loss per common share — basic and diluted	$(0.08)	$(0.08)	$(0.12)	$(0.14)	$(0.36)

Weighted average number of common shares outstanding — basic and diluted	82,317,721	61,118,680	79,421,317	60,946,688	115,880,209

The accompanying notes are an integral part of these condensed consolidated financial statements.

CYGNUS OIL AND GAS CORPORATION
(A Development Stage Entity)
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended		March 5, 2001
	June 30,		(Inception) to
	2006	2005	June 30, 2006
Cash flows from operating activities
Net cash used in operating activities	$(6,398,824)	$(1,489,596)	$(12,976,760)

Cash flows from investing activities
Cash acquired from acquisition of wholly-owned subsidiaries and limited partnership interest	—	—	4,715
Repayment of note receivable — related party	(49,700)	2,000	721,939
Notes receivable	(148,369)	(10,184)	(315,840)
Notes receivable — related party	—	(752,000)	(804,975)
Purchase of oil and gas interests and drilling costs	(17,541,398)	(90,194)	(22,820,763)
Purchase of oil and gas pipeline	(272,047)	—	(272,047)
Refund of payments for oil and gas interests and drilling costs	—	500,000	—
Investment in limited partnership interests	—	(2,818,587)	(11,512,785)
Distributions from limited partnerships	62,928	10,000	512,067
Purchase of fixed assets	(52,989)	(7,726)	(112,183)

Net cash used in investing activities	(18,001,575)	(3,166,691)	(34,599,872)

Cash flows from financing activities
Advances from stockholder	—	—	10,000
Repayments to stockholder	—	—	(10,000)
Proceeds from notes payable	—	—	807,100
Proceeds from notes payable — related party	—	—	279,000
Repayment of notes payable	(2,747,170)	(101,100)	(8,197,814)
Repayment of notes payable — related party	—	(82,048)	(248,548)
Proceeds from issuance of convertible debt	22,000,000	—	33,090,000
Loan costs	(1,899,515)	—	(2,003,515)
Capital contributed by officer	—	—	15,000
Minority contributions, net of issuance costs	—	116,690	3,325,500
Proceeds from issuance of preferred stock, net of issuance costs	—	6,940,081	6,940,081
Proceeds from issuance of common stock, net of issuance costs	5,854,020	408,931	17,009,752

Net cash provided by financing activities	23,207,335	7,282,554	51,016,556
Net (decrease) increase in cash and cash equivalents	(1,193,064)	2,626,267	3,439,924
Cash and cash equivalents at beginning of period	4,632,988	594,182	—

Cash and cash equivalents, end of period	$3,439,924	$3,220,449	$3,439,924

The accompanying notes are an integral part of these condensed consolidated financial statements.

CYGNUS OIL AND GAS CORPORATION
(A Development Stage Entity)
Notes to Condensed Consolidated Financial Statements
NOTE 1 — BASIS OF PRESENTATION
The unaudited condensed consolidated financial statements included herein have been prepared by Cygnus Oil and Gas Corporation (the “Company” or “We”), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly present such information. All such adjustments are of a normal recurring nature. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including a description of significant accounting policies normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), have been condensed or omitted pursuant to such rules and regulations.
These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company’s 2005 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The results of operations for interim periods are not necessarily indicative of the results for any subsequent quarter or the entire fiscal year ending December 31, 2006.
For comparability, certain reclassifications have been made to prior years’ financial statements to conform with the presentation used in the current period. These reclassifications had no effect on reported net loss.
NOTE 2 — DESCRIPTION OF BUSINESS
Effective June 9, 2006, the Company changed its name from “Touchstone Resources USA, Inc.” to “Cygnus Oil and Gas Corporation.”
Cygnus Oil and Gas Corporation was incorporated under the laws of Delaware on March 5, 2001.
During the third and fourth quarter of 2005, the Company experienced an organizational change when all of its directors and officers resigned and a new board of directors and management team were appointed. The Company’s new management team is currently focusing on oil and gas lease acquisition and exploration activities on projects located in Arkansas, Oklahoma and Alabama.
NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Consolidated Financial Statements
The accompanying consolidated financial statements include all of the accounts of Cygnus Oil and Gas Corporation and its nine subsidiaries consisting of:
•	Cygnus Operator, Inc. (“Cygnus Operator”), formerly known as Touchstone Resources USA, Inc. (“Touchstone Texas”), a wholly-owned Texas corporation incorporated in May 2000.

•	Cygnus New Zealand, Inc. (“Cygnus New Zealand”), formerly known as Touchstone New Zealand, Inc. (“Touchstone New Zealand”), a wholly-owned Delaware corporation incorporated in March 2004.

•	Cygnus Louisiana, Inc. (“Cygnus Louisiana”), formerly known as Touchstone Louisiana, Inc. (“Touchstone Louisiana”), a wholly-owned Delaware corporation incorporated in March 2004.

•	Cygnus Texas Properties, Inc. (“Cygnus Texas Properties”), formerly known as Touchstone Texas Properties, Inc. (“Touchstone Texas Properties”), a wholly-owned Delaware corporation incorporated in March 2004.

•	Cygnus Oklahoma, LLC (“Cygnus Oklahoma”), formerly known as Touchstone Oklahoma, LLC (“Touchstone Oklahoma”), a wholly-owned Delaware limited liability company formed in June 2004.

•	PF Louisiana, LLC (“PF Louisiana”), a wholly-owned Delaware limited liability company formed in August 2004.

•	Cygnus Mississippi, LLC (“Cygnus Mississippi”), formerly known as Touchstone Mississippi, LLC (“Touchstone Mississippi”), a wholly-owned Delaware limited liability company formed in October 2005.

•	Cygnus Oklahoma Operating, LLC (“Cygnus Oklahoma Operating”), formerly known as CE Operating, LLC (“CE Operating”), a wholly-owned Oklahoma limited liability company formed in May 2005.

•	PHT West Pleito Gas, LLC (“PHT West”), an 86% owned Delaware limited liability company formed in April 2004.
Affiliate companies in which the Company directly or indirectly owns greater than 50% of the outstanding voting interest are accounted for under the consolidation method of accounting. Under this method, an affiliate company’s results of operations are reflected within the Company’s consolidated statement of operations. All significant intercompany accounts and transactions have been eliminated in consolidation.
Development Stage Enterprise
The Company is a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7 “Accounting and Reporting for Development Stage Enterprises.” Under SFAS No. 7, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.
Segment Information
Under SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” the Company has determined it has one reportable operating segment, which is the acquisition, exploration and development of natural gas and oil properties. The Company’s operations are conducted in two geographic areas as follows:
Operating revenues for the six months and three months ended June 30, 2006 and 2005 by geographical area were as follows:

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
United States	$741,741	$193,850	$252,351	$78,554
New Zealand	—	—	—	—

	$741,741	$193,850	$252,351	$78,554

Long-lived assets as of June 30, 2006 and December 31, 2005 by geographical area were as follows:

	June 30,	December 31,
	2006	2005
United States	$25,564,208	$7,588,456
New Zealand	164,939	164,939

	$25,729,147	$7,753,395

Loss Per Share
Loss per common share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued and if the additional common shares were dilutive. Shares associated with stock options, warrants and convertible preferred stock and debt are not included because their inclusion would be antidilutive (i.e., reduce the net loss per share).

The common shares potentially issuable arising from these instruments, which were outstanding during the periods presented in the financial statements, consisted of:

	Six Months Ended
	June 30,
	2006	2005
Warrants	35,126,823	10,973,107
Options	5,426,540	—
Convertible debt	20,754,717	4,050,000
Series A convertible preferred stock	5,795,630	7,100,630

	67,103,710	22,123,737

NOTE 4 — STOCK-BASED COMPENSATION
Effective January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS No.123R) requiring that compensation cost relating to share-based payment transactions be recognized under fair value accounting and recorded in the financial statements. The cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity award). Prior to January 1, 2006, the Company accounted for share-based compensation to employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB No. 25), and related interpretations. We also followed the disclosure requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”, as amended by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure”. Cygnus adopted SFAS No. 123R using the modified prospective method and, accordingly, financial statement amounts for prior periods presented in this Form 10-Q have not been restated to reflect the fair value method of recognizing compensation cost relating to non-qualified stock options.
There was $567,823 and $270,296 of compensation costs related to non-qualified stock options recognized in operating results for the six months and three months ended June 30, 2006, respectively. Since the Company has generated losses from its inception, no associated future income tax benefit was recognized for the three or six months ended June 30, 2006.
The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Historical volatilities based on the historical stock trading prices of Cygnus are used to calculate the expected volatility. We used the simplified method as defined under the SEC Staff Accounting Bulletin No. 107, Topic 14: “Share-based Payment,” to derive an expected term. The expected term represents an estimate of the time options are expected to remain outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. treasury yield curve in effect at the time of grant. The following table sets forth the assumptions used to determine the fair value of stock options issued:

June 30, 2006
Expected volatility	49.27%
Expected annual dividend yield	0.00%
Risk free rate of return	4.00%
Expected life (years)	4.2
No stock options were awarded in the six months ended June 30, 2005 and therefore no fair value disclosure is provided for this period.
At June 30, 2006, there was $1,245,187 of total unrecognized compensation cost related to non-vested non-qualified stock option awards which is expected to be recognized over a weighted-average period of 6.47 years. The total fair value of options vested during the six months ended June 30, 2006 was approximately $37,552.

NOTE 5 — GOING CONCERN
The Company is in the development stage and has incurred losses since its inception. There are no assurances the Company will receive funding necessary to implement its business plan. This raises substantial doubt about the ability of the Company to continue as a going concern.
The Company believes that cash on hand and the proceeds that it plans to raise from private offerings of securities and its current and projected revenues from oil and gas operations will be sufficient to fund its operations through June 2007. The Company will need to raise additional funds in the event it locates additional prospects for acquisition, experiences cost overruns at its current prospects, or fails to generate projected revenues.
The Company’s ability to continue as a going concern is dependent upon the Company raising additional financing and equity on terms desirable to the Company. If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on terms favorable to the Company, management may be required to delay, scale back or eliminate its well development program or even be required to relinquish its interest in one or more properties or in the extreme situation, cease operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 6 — DUE FROM RELATED PARTY
As of June 30, 2006, Cygnus Mississippi, and Cygnus New Zealand had receivables of $93,374 and $30,011 due from Knox Miss Partners, LP and Awakino South Exploration, LLC, respectively, as a result of the corporate structure reorganization of the Company during 2005. Cygnus Louisiana had receivables due from Louisiana Shelf Partners in the amount of $171,452 as of June 30, 2006. In addition, the Company had advanced a total of $148,369 to Checotah Pipeline, LLC to help fund startup operations.
NOTE 7 — INVESTMENT IN LIMITED LIABILITY COMPANIES
The following table summarizes the Company’s interests in oil and gas non-public limited liability companies accounted for under the equity method of accounting:

	June 30, 2006		December 31, 2005
		Temporary		Temporary
		Excess of		Excess of
		Carrying Value		Carrying Value
	Carrying Value	Over Net Assets	Carrying Value	Over Net Assets
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
LS Gas, LLC	1,000	1,000	1,000	1,000
Checotah Pipeline, LLC	45,000	—	45,000	—
2001 Hackberry Drilling Fund Partners, LP	8,141	—	8,141	—

	$54,141	$1,000	$54,141	$1,000

NOTE 8 — OIL AND GAS PROSPECTS
Fayetteville Shale
In October 2005, the Company entered into an Exploration and Development Agreement with two industry partners to acquire acreage for development in Northern Arkansas. Upon entering the agreement, the Company owned forty-five percent (45%) of the leasehold acquired and bears forty-five percent (45%) of the costs attributable thereto. Pursuant to this agreement, as of June 30, 2006, the Company has acquired leases in the total amount of $15,363,651. As of June 30, 2006, the Company also recorded prepaid drilling costs in the amount of $1,798,172. The Company bears forty-five percent (45%) of the costs of drilling, completing, testing and equipping the well. In the Fayetteville prospect, three wells, operated by others, have been drilled and tested. The first two wells, Williamson Bros. #1-36H and the Byers #1-3H, are not presently on production and are awaiting additional testing procedures. The third well, the Morris #1-3H in Woodruff County, Arkansas, was spud on July 1, 2006. The well was drilled vertically to a total depth of 6,883 feet and logged. After evaluation of the logs, mud logs and drilling data, the operator recommended plugging and abandoning the well. Cygnus concurred with the operator’s recommendation, and elected to plug and abandon the well. A fourth well is expected to spud during the middle of August 2006.
Chitterling Prospect
In February 2006, the Company entered into an exploration agreement with Trinity USA Partnership, L.P. (“Trinity”) and others and participated in a leasehold totaling approximately 800 acres in southern Alabama. Under the participation agreement, the Company reimbursed Trinity for its proportionate share of certain costs totaling $39,375. Under the agreement, the Company owns approximately twenty percent (20%) of the leasehold acquired and bears twenty-five percent (25%) of the costs attributable thereto.

NOTE 9 — NOTES PAYABLE
The following schedule summarizes the current and non-current portion of Company’s debt as of June 30, 2006:

Payable to	Current	Non-current	Total
2001 Hackberry Drilling Fund, LP	$59,493	$—	$59,493
Louisiana Shelf Partners, LP (“LSP”)	4,037	—	4,037
Mark Bush	766	—	766

Subtotal — related parties	64,296	—	64,296

IL Resources — 3%	110,000	—	110,000
John Paul Dejoria — 10%	138,857	—	138,857
Insurance policies financing — 6%	20,077	—	20,077
Other — non-interest bearing	3,000	—	3,000
Endeavour — 3%	—	2,000,000	2,000,000

	271,934	2,000,000	2,271,934
Less unamortized discount	—	523,049	523,049

Subtotal	271,934	1,476,951	1,748,885

	$336,230	$1,476,951	$1,813,181

The following schedule summarizes the current and non-current portion of Company’s debts as of December 31, 2005:

Payable to	Current	Non-current	Total
2001 Hackberry Drilling Fund, LP	$59,494	$—	$59,494
LSP	54,745	—	54,745
Mark Bush	766	—	766

Subtotal — related parties	115,005	—	115,005

IL Resources — 3%	110,000	—	110,000
John Paul Dejoria — 10%	138,857	—	138,857
Insurance policies financing — 6%	117,248	—	117,248
Other — non-interest bearing	3,000	—	3,000
Endeavour — 3%	—	2,000,000	2,000,000

	369,105	2,000,000	2,369,105
Less unamortized discount	—	465,340	465,340

Subtotal	369,105	1,534,660	1,903,765

	$484,110	$1,534,660	$2,018,770

NOTE 10 — CONVERTIBLE DEBENTURES
Convertible debentures consisted of the following at:

	June 30,	December 31,
	2006	2005
7.5% Senior convertible note — Kings Road Holdings II, LLC	$11,000,000	$—
7.5% Senior convertible note — Capital Ventures International	4,000,000	—
7.5% Senior convertible note — SF Capital Partners, LTD	4,000,000	—
7.5% Senior convertible note — RHP Master Fund, LTD	3,000,000	—
12% Secured convertible note — Trident Growth Fund, LP (“Trident”)	—	2,050,000
12% Convertible promissory note — DDH Resources II Limited (“DDH”)	—	1,000,000

	22,000,000	3,050,000
Less unamortized discount	6,254,723	—

	15,745,277	3,050,000
Less long-term portion	15,745,277	—

Current portion of convertible debentures	$—	$3,050,000

On March 23, 2005, Trident waived compliance with all financial covenants contained in the Trident Note as well as the registration requirements and extended the note to March 24, 2006, in consideration for which the Company issued a warrant to Trident to purchase 100,000 shares of common stock at an initial exercise price of $1.20 per share, which was reset to $0.90 per share later in 2005. On February 6, 2006, Trident exercised the warrant through the cashless exercise provision, as a result of which the Company issued 29,688 shares of common stock to Trident.
On March 23, 2006, Trident waived compliance with all financial covenants contained in the Trident Note and extended the note to May 7, 2006, in consideration for which the Company issued a warrant to Trident to purchase 50,000 shares of common stock at an exercise price of $0.90 per share. In addition, the Company and Trident agreed that in the event that the Company raises funds sufficient to repay the Trident Note through private placement of equity or debt during the term of the note, the Company is obligated to repay the principal plus any accrued interest of the note within ten days of the closing of such placement. In April 2006, the Company repaid a portion of the Trident Note together with unpaid interest in the amount of $1,653,375. Trident converted the remaining portion of the $400,000 note into 444,444 shares of the Company’s common stock at a conversion price of $0.90 per share.
In April 2006, the Company repaid the principal and accrued interest on the DDH Note in the amount of $1,165,370.
On April 4, 2006, the Company closed a private placement offering (“the Offering”) pursuant to a Securities Purchase Agreement (“Securities Purchase Agreement”) with certain accredited investors, resulting in net proceeds of approximately $20,100,486. Pursuant to the Offering, the Company issued: (i) senior convertible notes in the aggregate amount of $22,000,000 maturing April 4, 2009, and bearing interest at 7.5% per annum. The holders of the notes have the right at any time to convert all or a portion of the principal amount of the notes into shares of the company’s common stock at a conversion price of $1.06 per share, (ii) Series A warrants to purchase up to 12,971,700 shares of common stock at an exercise price of $1.06 per share subject to adjustment, and (iii) Series B warrants to purchase up to 8,301,888 shares of common stock with a per share exercise price of $1.38 subject to adjustment (together with the Series A warrants, the “Warrants”). The Series A warrants are immediately exercisable. The Series B Warrants are not initially exercisable and only become exercisable upon a mandatory conversion of the convertible notes conducted by the Company. The Warrants expire on the fifth anniversary of the closing date of the Offering and contain anti-dilution provisions. The holders of the Warrants cannot exercise the warrants if such exercise results in the Warrant holders beneficially owning in excess of 4.99% of the Company’s outstanding shares of common stock. The Company has allocated the proceeds from issuance of the convertible notes and warrants based on a fair value basis for each item. The convertible promissory notes were recorded with discounts of $6,621,400 based on the ascribed value of the warrants as determined by using the Black-Scholes Method. This discount is being amortized over the term of the loan. As of June 30, 2006, the Company amortized $366,677 of the discount.
In connection with the Offering, the Company paid $1,559,403 and $180,000 to First Albany Capital, Inc. (“First Albany”) and Casimir Capital, LP (“Casimir”), the placement agents of the Offering and also issued warrants to purchase 682,642 shares of the Company’s common stock at an exercise of $1.06 per share exercisable immediately and expiring in five years. The warrants were recorded as loan costs in the amount of $348,500, based on the ascribed value of the warrants as determined by the Black-Scholes Method. Total loans costs of $2,087,903 are being amortized over the term of the loans. In addition, the Company incurred legal costs of $160,111 that are being amortized over the term of the loans. As of June 30, 2006, the Company amortized $187,335 of loan costs.
In connection with the Offering, on April 4, 2006 the Company entered into a Registration Rights Agreement (“Registration Rights Agreement”) pursuant to which it is obligated to prepare and file on or before the date that is 45 days following the effectiveness of the Registration Rights Agreement, a registration statement covering the resale of the shares underlying the convertible notes and the Warrants. The Registration Rights Agreement further provides that the Company is obligated to use commercially reasonable best efforts to obtain effectiveness of such registration statement as soon as reasonably practicable, but no later than the date that is 120 days following the effectiveness of the Registration Rights Agreement. In the event that the Company fails to meet either the filing or the effectiveness deadlines, the Company shall become subject to certain liquidated damages as described in the Registration Rights Agreement. The Company filed the required registration statement on May 19, 2006, and it became effective July 7, 2006. As a result, the Company was not subject to the liquidated damages as described in the Registration Rights Agreement.
Also in connection with the Offering, certain officers of the Company and one of the Company’s significant stockholders (the “Affiliates”), who together directly own 9,020,778 shares of common stock representing 11.4% of the Company’s currently outstanding common stock, entered into a lock-up agreement (“Lock-up Agreement”) and a voting agreement (“Voting Agreement”) with the Company on April 4, 2006. Pursuant to the Lock-up Agreement, the Affiliates are not permitted to sell any securities of the Company that they beneficially own for a period of six months following the closing of the Securities Purchase Agreement. Pursuant to the Voting Agreement, the Affiliates are required to vote in favor of a proposal that will be included in the Company’s proxy statement for the 2006 annual meeting of stockholders to amend the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock.
NOTE 11 — STOCKHOLDERS’ EQUITY
On June 5, 2006, the Company filed an amendment to its certificate of incorporation pursuant to which, among other things, the Company increased the authorized number of shares of its common stock from 150,000,000 to 300,000,000.
Preferred Stock
As of June 30, 2006, the Company has recorded an accrued preferred stock dividend of $295,632.
During March and April of 2005, the Company completed private offerings of units comprised of shares of its Series A convertible preferred stock and warrants to purchase shares of its common stock at a purchase price of $11.00 per unit. Each unit consisted of one share of Series A convertible preferred stock and one common stock purchase warrant. Each share of Series A convertible preferred stock is immediately convertible at the option of the holder into ten (10) shares of common stock at an initial conversion price of $1.10 per share. Each warrant is immediately exercisable into five (5) shares of common stock at an exercise price of $1.50 per share for a term of three years.
The Company was required to use its best efforts to prepare and file with the Securities and Exchange Commission within 60 days after the termination of the offering, but in no case later than 90 days after the termination of the offering, a registration statement under the Securities Act of 1933, as amended, permitting the public resale of the shares of Common Stock issuable upon conversion or exercise, as applicable, of the Series A Convertible Preferred Stock and Warrants issued in the offering. The Company is required to pay certain penalties to the subscribers in this offering since a registration statement was not filed within 90 days after the termination of the offering and the registration statement was not declared effective within 180 days after the termination of the offering. The Company filed the required registration statement on May 19, 2006, and it became effective July 7, 2006. Prior to the filing, the Company had been subject to a penalty of 2% per month of the amount of the offering ($7,810,693) until it filed the registration statement. The penalty decreased to 1% per month until the registration statement became effective. The Company recorded a registration rights penalty payable of $1,718,344 as of June 30, 2006.
As a result of the private offerings during March and April 2005, the Company has issued a total of 710,063 shares of Series A preferred stock and warrants to purchase 3,550,315 shares of common stock to the investors. Under Emerging Issues Task Force (“EITF”) 00-27, “Application of Issue NO. 98-5 to Certain Convertible Instruments,” the Company has allocated the proceeds from issuance of the Series A convertible preferred stock and warrants based on a fair value basis of each item. Consequently, the convertible Series A preferred stock was recorded with a discount of $1,109,335 based on the ascribed value of the warrants as determined by using the Black-Scholes Model. Under EITF 00-27, the discount for the warrant was recorded as a preferred dividend. An additional beneficial conversion discount of $1,146,686 was recorded since the Series A preferred stock is convertible into shares of common stock at an effective conversion price of $0.95 per share while the prevailing common stock share prices was $1.10, $1.11 and $1.16 at each closing date. This discount was also recorded as a preferred dividend.
The Company evaluated its Series A Preferred Stock and related warrants for possible application of derivative accounting under Statement of Financial Accounting Standard (“SFAS”) No 133: Accounting for Derivative Instruments and Hedging Activities, Emerging Issues Task Force (“EITF”) 00-19: Accounting for Derivative Financial Instrument Indexed to, and Potentially Settled in, a Company’s Own Stock, EITF 01-6: The Meaning of “Indexed to a Company’s Own Stock”. It has determined that registration rights related to the Series A Preferred Stock and related warrants were subject to derivative accounting. In evaluating these registration rights and their related financial instruments the Company applied the methodology of View C in EITF 05-4 Issue Summary No. 1 and accounted for them each as a freestanding instrument. The related Series A Preferred stock and warrants were not subject to derivative accounting but were subject to beneficial conversion accounting as described in the paragraph above. The Company has determined the fair value of the registration rights in accordance with paragraph 17 of SFAS No. 133. The fair value of these registration rights agreements was immaterial when they were initially granted in 2005 and at June 30, 2005. However, the fair value was determined to be $1,696,647 at December 31, 2005 and the Company recognized this amount as an expense and correspondingly as a liability. The Company filed a registration statement covering these securities on May 19, 2006, which became effective July 7, 2006. Having fulfilled their registration filing and effectiveness obligation, the Company has computed the amount of the penalty due to the shareholders at June 30, 2006 to be $1,718,344 and accordingly recorded the incremental increase in expenses and liabilities. As of June 30, 2006, the liability is no longer considered a derivative and the penalty amount has been reclassified as a registration rights penalty payable.

During March 2006, an investor elected to convert 28,000 shares of the Series A Preferred Stock into 280,000 shares of the Company’s common stock which was issuable as of March 31, 2006.
During the second quarter certain investors holding the Company’s Series A Preferred Stock elected to convert 102,500 Series A Preferred shares into 1,025,000 shares of the Company’s common stock.
Common Stock
On July 11, 2005, the Company’s Board of Directors approved and commenced an offering of up to 14,000,000 units of its securities, each unit consisting of two shares of the Company’s common stock and one three-year $1.50 common stock purchase warrant for a unit offering price of $1.80 (“July 2005 through January 2006 Offering”). The exercise price of the warrants will be adjusted for stock splits, combinations, recapitalization and stock dividends. In the event of a consolidation or merger in which the Company is not the surviving corporation (other than a merger with a wholly owned subsidiary for the purpose of incorporating the Company in a different jurisdiction), all holders of the warrants shall be given at least fifteen (15) days notice of such transaction and shall be permitted to exercise the warrants during such fifteen (15) day period. Upon expiration of such fifteen (15) day period, the warrants shall terminate. The securities were issued in a private placement transaction to a limited number of accredited investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D. The Company agreed to include the shares of common stock and shares of common stock issuable upon exercise of the warrants in any registration statement (excluding registration statements on SEC Forms S-4, S-8 or any similar or successor form) they file with the Securities and Exchange Commission under the Securities Act for the purpose of registering the public sale of any of the Company’s securities.
The Company has agreed to use its best efforts to prepare and file with the Securities and Exchange Commission within 60 days after the termination of the offering, a registration statement under the Securities Act of 1933, as amended, permitting the public resale of the shares of common stock issuable upon conversion or exercise, as applicable, of the common stock and warrants issued in the offering. The Company has agreed to pay certain penalties to the subscribers in this offering if the registration statement is not filed within 60 days after the termination of the offering or if the registration statement is not declared effective within 150 days after the termination of the offering. The Company filed the required registration statement on May 19, 2006, and it became effective July 7, 2006. Prior to the filing, the Company had been subject to a penalty of 2% per month of the amount of the offering ($13,968,501) until it filed the registration statement. The penalty decreased to 1% per month until the registration statement became effective. The Company recorded a registration rights penalty payable of $698,425 as of June 30, 2006.
Between August and December 2005, the Company sold 4,131,667 units in which 8,263,333 shares of common stock and 4,131,667 warrants were issued for a purchase price of $7,437,001. Each warrant is immediately exercisable into one (1) share of common stock at an exercisable price of $1.50 per share for a term of three years. The Company paid a total of $175,680 for offering costs during 2005 and as of December 31, 2005, has accrued a total of $419,280 for offering costs related to this transaction, which was subsequently paid in February 2006.
On November 29, 2005, in connection with the July 2005 offering, the Company entered into a securities purchase agreement with The Abel Family Trust (the “Trust”) pursuant to which the Company issued 138,889 units to the Trust for a purchase price of $250,000. Roger Abel, the Company’s Chairman and Chief Executive Officer, serves as the trustee and is a beneficiary of the Trust. Each unit consisted of two shares of the Company common stock and one common stock purchase warrant. The purchase price per unit was $1.80. Each warrant is immediately exercisable into one share of common stock at an exercise price of $1.50 per share for a term of three years.
In January 2006, in continuation of the July 2005 private offering, the Company sold 3,489,722 units in which 6,979,444 shares of common stock and 3,489,722 warrants were issued for a purchase price of $6,281,500. Each warrant is immediately exercisable into one (1) share of common stock at an exercise price of $1.50 per share for a term of three years. During January and February 2006, the Company paid a total of $830,632 for offering costs related to the July 2005 offering. The Company also issued a total of 220,755 warrants as offering costs in connection with the offering.
Included in the 3,489,722 units issued in January 2006 in connection with the July 2005 Offering as referred to above, were 140,000 units issued by the Company to G & S Bennett Ltd. (“GS”) for a purchase price of $252,000. R. Gerald Bennett, a member of the Company’s board of directors, is a principal equity owner and managing partner of GS. Each unit consisted of two shares of the Company’s common stock and one common stock purchase warrant. The purchase price per unit was $1.80. Each warrant is immediately exercisable into one share of common stock at an exercise price of $1.50 per share for a term of three years.

The Company evaluated stock and related warrants from its July 2005 through January 2006 Offering for possible application of derivative accounting under Statement of Financial Accounting Standard (“SFAS”) No. 133: Accounting for Derivative Instruments and Hedging Activities, Emerging Issues Task Force (“EITF”) 00-19: Accounting for Derivative Financial Instrument Indexed to, and Potentially Settled in, a Company’s Own Stock, EITF 01-6: The Meaning of “Indexed to a Company’s Own Stock.” It has determined that registration rights related to the stock and related warrants from July 2005 through January 2006 Offering were subject to derivative accounting. In evaluating these registration rights and their related financial instruments the Company applied the methodology of View C in EITF 05-4 Issue Summary No. 1 and accounted for them each as a freestanding instrument. The stock and related warrants from July 2005 through January 2006 Offering were not subject to derivative accounting. The Company has determined the fair value of the registration rights in accordance with paragraph 17 of SFAS No. 133 to be $728,447 at January 27, 2006 (the effective closing date of the private offering) and the Company recognized this amount as a liability with a corresponding entry as a reduction in additional paid in capital. It was management’s opinion this cost was directly associated with the July 2005 through January 2006 Offering. Management concluded at that time it would not be able to file the registration statement on a timely basis to enable it to raise additional capital required to fund operations. The Company filed a registration statement covering these securities on May 19, 2006, which became effective July 7, 2006. Having fulfilled their registration filing and effectiveness obligation, the Company has computed the amount of the penalty due to the shareholders at June 30, 2006 to be $698,425 and accordingly recorded the incremental decrease in expenses and liabilities. As of June 30, 2006, the liability is no longer considered a derivative and the penalty amount has been reclassified as a registration rights penalty payable.
On October 10, 2005, Maverick Woodruff County, LLC, a Delaware limited liability company (“MWC”), borrowed $1,000,000 from Michael P. Marcus pursuant to a secured promissory note. The promissory note was secured by all ownership interest in MWC, had a maturity date of October 10, 2006, accrued interest at the rate of 10% per annum payable at maturity, and the principal amount together with all accrued and unpaid interest due thereon was convertible at anytime at the option of Mr. Marcus into shares of the Company’s common stock at a conversion price of $.90 per share. The monies were used to fund the Company’s proportionate share of certain acquisition expenses in its Fayetteville project. The note would automatically convert into shares of the Company’s common stock upon MWC acquiring a leasehold interest in certain acreage and MWC assigning its right to certain leasehold interests to the Company. In connection with the issuance of the note, the Company issued a warrant which was immediately exercisable to Mr. Marcus to purchase 555,556 shares of its common stock at an exercise price of $1.50 per share for a term of three years. On February 13, 2006, the note and $41,527 of accrued interest due thereunder were converted into 1,148,519 shares of the Company’s common stock.
Assignment and Transfer Agreement
In April 2006, the Company entered into an Assignment and Transfer Agreement (the “Agreement”) with Paradigm Asset Holdings, Inc. and Paradigm Strategic Exploration (collectively “Paradigm”).
Under the Agreement, Paradigm has transferred to the Company its rights under an associated Volume Data Licensing Agreement with Seismic Exchange, Inc. (“SEI”), to obtain certain two- and three-dimensional seismic data from SEI. The Company will have two years from the date of the Agreement to select the seismic data and will be responsible for any reproduction costs as outlined in the Volume Data Licensing Agreement. Paradigm will provide consulting related to the Company’s three-dimensional seismic data selections under the Agreement. The Company will pay a consulting fee of $12,500 per month for these consulting services for a period of 18 months commencing on July 1, 2006. Paradigm is also entitled under the Agreement to participate in any prospect developed in connection with the Agreement for up to 25% of the working interest on a non-promoted basis. Paradigm is entitled to include others in such participation. Paradigm has also assigned its rights and obligations in certain agreements it previously entered into with Trinity and Black Stone Minerals Company, LP relating to certain oil and gas prospects in Alabama.
In consideration for the transfer and assignment described above, Cygnus has agreed to issue a warrant to purchase up to 1,388,889 shares, of the Company’s common stock exercisable at any time during the three year period following the date of the Agreement at an exercise price of $1.50 per share. Cygnus has also agreed to issue 1,777,778 shares of its common stock to Paradigm and 1,000,000 shares of the Company’s common stock to Georgia Stone Partnership, the designee of SEI. The Company recorded $3,319,445 as exploration costs based on the prevailing common stock share price and the ascribed value of the warrants issued as determined by using the Black Scholes Method.
The Company agreed to grant to Paradigm and SEI rights to the registration for resale of the securities contained in the agreement. The Company is obligated to use its reasonable best efforts to prepare and file with the Securities Exchange Commission (“SEC”), within 60 days of the date the shares are issued, a registration statement under the Securities Act of 1933 to permit the public sale of the securities. The Company is further obligated to cause the registration statement to be declared effective within 150 days of the date the shares are issued, except that if the Company has a registration statement pending with the SEC during this period, the Company may without penalty suspend filing of the registration statement until such time the pending registration statement is approved.
Stock Warrants
The Company had the following outstanding common stock warrants to purchase its securities at June 30:

	2006		2005
	Number of	Exercise Price	Number of	Exercise Price
Expiration Date	Warrants issued	Per Share	Warrants issued	Per Share
April - July 2007	3,445,000	$2.00	3,445,000	$2.00
June 2007	250,000	$1.10	250,000	$1.10
July 2007	1,561,250	$2.00	1,561,250	$2.00
November 2007	600,000	$2.00	600,000	$2.00
Nov. and Dec. 2007	418,852	$2.00	418,852	$2.00
January 2008	87,959	$2.00	87,959	$2.00
March 2008	4,152,319	$1.50	4,152,319	$1.50
June 2008	107,727	$1.25	107,727	$1.25
Aug. 2008 - Jan. 2009	8,604,930	$1.50	—	—
October 2008	555,555	$1.50	—	—
March 2009	1,388,889	$1.50	100,000	$1.20
March 2011	13,654,342	$1.06	—	—
March 2014	300,000	$0.90	100,000	$1.00

Common Stock	35,126,823		10,823,107

Stock Options
The Company had the following outstanding common stock options at June 30:

	2006		2005
	Number of	Exercise Price	Number of	Exercise Price
Expiration Date	Options issued	Per Share	Options issued	Per Share
July 2012	4,876,540	$0.86	—	$—
September 2015	100,000	$0.96	—	$—
November 2015	200,000	$0.83	—	$—
January 2016	100,000	$1.05	—	$—
February 2016	150,000	$1.25	—	$—

Common Stock	5,426,540		—

NOTE 12 — COMMITMENTS AND CONTINGENCIES
General
Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economics are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.
New Lease Agreement
On May 19, 2006, the Company, entered into a lease agreement (the “Agreement”) with a third party (the “Lessor”), for approximately 15,000 rentable square feet of office space in Houston, Texas. The Agreement term is ten years and six months commencing on August 1, 2006. The Company will pay approximately $15,000 per month in base rent for the first 63 months and approximately $18,500 per month in base rent for the remaining lease term, subject to adjustment under certain conditions. In addition to the base rent, the Company is responsible under the Agreement for certain operating expenses and taxes with respect to the leased premises for the duration of the lease term. The Company has one option to renew the lease for an additional five years at the then-prevailing market rate. The Agreement also provides that the Company will indemnify and hold harmless the Lessor from and against certain liabilities, damages, claims, costs, penalties and expenses arising from the Company’s conduct related to the property.
Operating Hazards and Insurance
The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations.
In those projects for which the Company is an operator, the Company maintains certain insurance of various types to cover its operations with policy limits and retention liability customary in the industry. In those projects in which the Company is not the operator, but in which it owns a non-operating interest directly or owns an equity interest in a limited partnership or limited liability company that owns a non-operating interest, the operator for the prospect maintains insurance to cover its operations.
There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained by operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.
Potential Loss of Oil and Gas Interests/ Cash Calls
The Company is subject to cash calls related to its various investments in oil and gas prospects. If the Company does not pay its share of future Authorization For Expenditures (“AFE”) invoices, it may have to forfeit all of its rights in certain of its interests in the applicable prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments. See managements Discussion and Analysis later in this document of information on potential future cash calls.
NOTE 13 — SUBSEQUENT EVENTS
Relating to the Fayetteville prospect, the third well, the Morris #1-3H in Woodruff County, Arkansas, was spud on July 1, 2006. The well was drilled vertically to a total depth of 6,883 ft and logged. After evaluation of the logs, mud logs, and drilling data, the operator recommended plugging and abandoning the well. Cygnus concurred with the operator’s recommendation, and elected to plug and abandon the well. Since the well spud on July 1,2006, no provision for dry hole expense has been made in the financial statements as of June 30, 2006. A fourth well is expected to spud during the middle of August 2006.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included or incorporated by reference in this report, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” or “believe” or the negative thereof or any variation thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct.
Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, our assumptions about:
•	our ability to obtain sufficient financing to satisfy capital calls, debt obligations and operating expenses with respect to our oil and gas properties;

•	activity levels in the energy markets,

•	production levels,

•	reserve levels,

•	availability of gathering systems and pipeline transportation,

•	availability of equipment and supplies,

•	geologic conditions,

•	operational risks,

•	competitive conditions,

•	technology,

•	the availability of capital resources,

•	capital expenditure obligations,

•	the price, supply and demand for oil, natural gas and other products or services,

•	our limited operating history,

•	the weather,

•	inflation,

•	the availability of goods and services,

•	successful exploration and drilling,

•	drilling risks,

•	future processing volumes and pipeline throughput,

•	general economic conditions, either nationally or internationally or in the jurisdictions in which we or any of our subsidiaries are doing business,

•	legislative or regulatory changes, including changes in environmental regulation, environmental risks and liability under federal, state and foreign environmental laws and regulations,

•	the securities or capital markets,
and other factors disclosed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Except as required by law, we assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.
Unless otherwise indicated or the context otherwise requires, all references to “Cygnus,” the “Company,” “we,” “us” or “our” and similar terms refer to Cygnus Oil and Gas Corporation and its subsidiaries.
The following Management’s Discussion and Analysis of Financial Condition and Results of Operations is intended to help the reader understand our results of operations and financial condition. Management’s Discussion and Analysis of Financial Condition and Results of Operations is provided as a supplement to, and should be read in conjunction with, our consolidated annual financial statements and the accompanying notes thereto included in our From 10-KSB filed for the year ended December 31, 2005 in addition to our condensed consolidated quarterly financial statements and the notes thereto, included in Item 1 of this report. The revenue and operating income (loss) amounts in this Management’s Discussion and Analysis of Financial Condition and Results of Operations are presented in accordance with United States generally accepted accounting principles. This discussion contains forward-looking statements that reflect our current views with respect to future events and financial performance. Our actual results may differ materially from those anticipated in these forward-looking statements.
Overview
We are an independent energy company engaged primarily in oil and gas exploration, development and production. We target both unconventional resource plays and traditional exploration in such areas as the Arkoma Basin in Oklahoma, the Fayetteville Shale in Arkansas, and South Texas.
Our operations are focused on the identification and evaluation of prospective oil and gas properties and the contribution of capital to projects that we believe have the potential to produce oil or gas in commercial quantities. We participate directly in projects as owners of a working interest. We act as the operator of certain of the projects in which we own interests.
Our primary objective is to build reserves, production, cash flow and earnings per share by optimizing production and value from existing oil and gas properties and acquiring new oil and gas prospects. We plan to achieve this objective by acquiring and developing high profit margin properties, disposing of low producing, marginal and non-strategic properties, and maintaining a high degree of financial flexibility. We seek to balance our risk profile by balancing our acquisition of long-lived, lower-risk reserves through unconventional shale plays with acquisition of conventional deep sand Gulf Coast gas plays. By doing so, we believe we can maximize the use of our otherwise limited resources, reduce the risk of unsuccessful drilling efforts, and capitalize on the experience of our management team and consultants.
Recent Developments
Caney, Fayetteville shale and other activity
In our Checotah project, located in McIntosh County, we have drilled, completed and are producing our first two Caney shale wells, as well as having put one existing Caney Shale well on production. We have also increased our earned interest in the farmout acreage to the full fifty percent (50%) that we were permitted to earn under the agreement. Additionally, we have continued our development of the gathering system for the field, including putting one saltwater disposal well on production.
In the Fayetteville prospect, three wells, operated by others, have been drilled and tested. The first two wells, Williamson Bros. #1-36H and the Byers #1-3H, are not presently on production and are awaiting additional testing procedures. The third well, the Morris #1-3H in Woodruff County, Arkansas, was spud on July 1, 2006. The well was drilled vertically to a total depth of 6,883 ft and logged. After evaluation of the logs, mud logs, and drilling data, the operator recommended plugging and abandoning the well. Cygnus concurred with the operator’s recommendation and elected to plug and abandon the well.
Outside our core areas, in our Vicksburg project in Hidalgo County, Texas, the operator will attempt to establish production in the Vicksburg 8950’ sand after the initial completion attempt in the Vicksburg 9350’ sand was unsuccessful.

Amendment to Certificate of Incorporation. On June 5, 2006, the Company filed an amendment to its certificate of incorporation pursuant to which, among other things, the Company changed its name from “Touchstone Resources USA, Inc.” to “Cygnus Oil and Gas Corporation” and increased the authorized number of shares of its common stock from 150,000,000 to 300,000,000.
Transaction with Paradigm Entities and Seismic Exchange. On April 12, 2006 the Company entered into an Assignment and Transfer Agreement with Paradigm Asset Holdings, Inc. and Paradigm Strategic Exploration. Under this Agreement, the Paradigm entities have transferred to the Company their rights under an associated Volume Data Licensing Agreement with Seismic Exchange to obtain two-dimensional and three-dimensional seismic data from Seismic Exchange. Under the terms of agreement, the Company will have two years to select the seismic data. The agreement also provides that the Paradigm entities will provide the Company consulting services relating to the Company’s three-dimensional seismic data selections. The Company will pay a consulting fee of $12,500 per month for these consulting services for a period of 18 months commencing on July 1, 2006. The Paradigm entities are also entitled under the Assignment Agreement to participate in any prospect developed in connection with the Agreement for up to 25% of the working interest and to include others in such participation.
Under the agreement, the Company issued a warrant to purchase up to 1,388,889 shares of the Company’s common stock exercisable at any time during the three year period following the date of the agreement at an exercise price of $1.50 per share to Paradigm Asset Holdings, Inc. In addition, the Company issued 1,777,778 shares of its common stock to Paradigm Asset Holdings, Inc. and 1,000,000 shares of its common stock to Georgia Stone Partnership, the designee of Seismic Exchange.
2006 Private Placement. In April 2006, the Company privately offered certain securities to a group of accredited investors, which resulted in net proceeds of approximately $20,269,000. Pursuant to the offering, the Company issued senior convertible notes in the aggregate amount of $22,000,000 maturing April 4, 2009, and bearing interest at 7.5% per annum. The holders of the notes have the right at any time to convert all or a portion of the principal amount of the notes into shares of the company’s common stock at a conversion price of $1.06 per share. The Company also issued Series A warrants to purchase up to 12,971,700 shares of common stock at an exercise price of $1.06 per share subject to adjustment, and Series B warrants to purchase up to 8,301,888 shares of common stock with a per share exercise price of $1.38 subject to adjustment. The Series A warrants are immediately exercisable. The Series B warrants only become exercisable upon a mandatory conversion of the convertible notes. The warrants expire on the fifth anniversary of the closing date of the offering and contain anti-dilution provisions. The holders of the warrants cannot exercise the warrants if such exercise would result in the holders beneficially owning in excess of 4.99% of the Company’s outstanding shares of common stock. In connection with the Offering, the Company paid $1,559,403 to First Albany Capital, Inc., who acted as the placement agent and also issued to First Albany a warrant to purchase 622,642 shares of the Company’s common stock at an exercise of $1.06 per share, exercisable immediately and expiring in five years.

Current Oil and Gas Projects
We currently conduct our acquisition, exploration and development activities in Texas, Louisiana, Mississippi, Arkansas, Oklahoma, Alabama and New Zealand. To date, we have acquired interests in 12 oil and gas projects consisting of an aggregate of approximately 536,000 gross acres. A description of our principal projects is provided below.
Vicksburg Project
We own non-operated working interests in twelve wells that are producing or capable of production, and the associated leasehold that range from 2.8125% to 7.5%. These interests are owned through our wholly-owned subsidiary Cygnus Texas Properties, Inc. Our productive and non-productive leasehold interest encompasses over 4,000 acres overlying the Oligocene Vicksburg Formation. This formation is located in the southern part of the U.S. Gulf Coast and is believed to contain petroleum reservoirs in the Rio Grande embayment. This region encompasses both South Texas and Northeastern Mexico in Starr and Hidalgo Counties. Depths for the prospects range from approximately 6,000 to 11,000 feet. We will continue to develop the probable reserves in the project.
Louisiana Shelf Project
We own a non-operated 24.98% working interest in State Lease 17742 in offshore Louisiana. We have participated in one well that was drilled and is currently shut in awaiting tie-in to existing production facilities if available, or construction of production facilities. The wellbore and the balance of the 600 acre lease is held by periodic payment of shut-in royalties to the State of Louisiana.
Wharton Project
We own a 17.82% operated interest in approximately 2,800 acres in Wharton and Jackson counties in multiple prospect areas. The prospect is less than 30 miles southwest of Houston in the northern part of Wharton County, and in Jackson County, Texas. To date, we have drilled and completed three wells in the Yegua formation. One well is currently producing; the other two wells are presently shut in and will be plugged and abandoned unless production can be successfully re-established.
Stent Project
We own an approximate 18.56% non-operated working interest in Petroleum exploration permit 38722 in the Taranaki Basin in the form of a beneficial interest held and administered by the operator. The Taranaki Basin lies offshore along the western side of New Zealand’s North Island, a premier hydrocarbon province in New Zealand. The Stent Prospect consists of approximately 96,000 acres located onshore on the southern tip of the Taranaki basin. Discovery Geo is the operator of the underlying prospects. The initial test well was unsuccessful and we expect to abandon this prospect.

Awakino South Project
We own a 5.95% non-operated working interest in Petroleum Exploration Permit 38479 in New Zealand in the form of a beneficial interest held and administered by the operator. The Awakino Concession contains approximately 380,000 acres and includes the Awakino South Prospect and the Kahu Prospect. The Awakino South Prospect, or the “Big Bump,” is a large structure that folded Eocene-aged sediments above a late Tertiary-aged thrust fault. The objectives for the prospect are shallow marine sandstones of the Kapuni Group, which is the main producing interval in the basin. The Kahu Prospect, or the “Floor Fan,” is believed to be a shelf-bypassed turbidite sequence positioned basin-ward off the Awakino South Prospect. Depths for each of these prospects are estimated to be at approximately 9,000 feet. Discovery Geo is the operator of the underlying prospects. The prospect is currently scheduled for initial drilling in 2007.
Knox Miss Project
We own non-operated interests between approximately 27% and 68% in approximately 60,000 gross acres in the Black Warrior Basin in Northern Mississippi. Targeted objectives in the Black Warrior Basin are Pennsylvanian sands, Mississippian-aged carbonates and sands, and Ordovician dolomites. Prospects range in depth from approximately 7,000 to 15,000 feet. The project is currently under geological review for further exploration.
Martinez Ranch Project
We own a non-operated 15% working interest in three producing wells and the associated leasehold in approximately 1,600 acres in Zapata County in South Texas.
La Paloma Project
We own a non-operated 4.85% working interest in three wellbores and the associated leasehold in approximately 1,425 acres in Zapata County in South Texas. The prospect is operated by ConocoPhillips. Two wells are currently producing, with the third shut in for evaluation. A fourth well is currently being evaluated for completion in an upper zone after attempts to complete the lower zone were unsuccessful.
Good Friday Project
We own a non-operated 10.56% working interest in one wellbore and the associated leasehold in approximately 2,000 acres in Zapata County in South Texas. The well is shut in for evaluation.
Vela Project
We own a 15.84% non-operated working interest in one wellbore and the associated leasehold in approximately 1,600 acres in Zapata County, Texas. The well is currently producing.
Checotah Prospect
We own a 50% operated working interest in approximately 11,000 leasehold acres in McIntosh County, Oklahoma overlying the Woodford and Caney Shales in the Arkoma Basin. To date, we have drilled, tested and placed two wells on production. We have also continued to expand the gathering system, tying in the two new wells and one existing well, and putting in a saltwater disposal facility. Six additional wells remain to be tied in to gathering systems.
Fayetteville Prospect
We own a 45% non-operated working interest in approximately 150,000 leased and committed acres in Woodruff, Monroe and St. Francis counties overlying the Fayetteville Shale in the Arkoma Basin. In the Fayetteville prospect, three wells, operated by others, have been drilled and tested. The first two wells, Williamson Bros. #1-36H and the Byers #1-3H, are not presently on production and are awaiting additional testing procedures. The third well, the Morris #1-3H in Woodruff County, Arkansas, was spud on July 1, 2006. The well was drilled vertically to a total depth of 6,883 feet and logged. After evaluation of the logs, mud logs and drilling data, the operator recommended plugging and abandoning the well. Cygnus concurred with the operator’s recommendation, and elected to plug and abandon the well. A fourth well is expected to spud during the middle of August 2006.
Chitterling Prospect
We own an approximate twenty percent (20%) non-operated working interest in eight hundred acres in Escambia County, Alabama. Drilling is anticipated to commence some time in 2006.
Results of Operations
Three Months Ended June 30, 2006
Compared to the Three Months Ended June 30, 2005
Revenues
Revenues consist of fees generated from the operation of various oil and gas wells for which we or our wholly-owned subsidiaries served as the operator or from sales of oil and gas projects in which we have a majority interest.
We generated $252,351 of revenue during the three-month period ended June 30, 2006 as compared to $78,554 during the three-month period ended June 30, 2005. The $173,797 increase in revenues was due to an increase in sales of oil and gas offset by a decrease in revenue generated as an operator. We expect revenues to increase in the future from sales of oil and gas from our various working interests.
We generated $741,741 of revenue during the six-month period ended June 30, 2006 as compared to $193,850 during the six-month period ended June 30, 2005. The $547,891 increase in revenues was due to an increase in sales of oil and gas offset by a decrease in revenue generated as an operator. We expect revenues to increase in the future from sales of oil and gas from our various working interests.
Exploration Expenses
Exploration expenses consist of geological and geophysical costs, exploratory dry hole expenses, and other exploration expenses. Exploration expenses were $3,363,842 during the three-month period ended June 30, 2006 as compared to $43,355 during the three-month period ended June 30, 2005. The increase was due to the issuance of our common stock and warrants for the acquisition of certain two- and three-dimensional seismic data.
Exploration expenses were $3,538,073 during the six-month period ended June 30, 2006 as compared to $52,175 during the six-month period ended June 30, 2005. The $3,485,898 increase in exploration expenses was mainly due to the issuance of our common stock and warrants for the acquisition of certain two- and three-dimensional seismic data.
Operating Expenses
Operating expenses were $181,123 during the three-month period ended June 30, 2006. We incurred nominal operating expenses during the three-month period ended June 30, 2005. The increase was due to the change in which we own working interests in our wells. We now own our working interest directly rather than through limited partnerships or limited liability company holdings.
Operating expenses were $320,062 during the six-month period ended June 30, 2006. We incurred nominal operating expenses during the six-month period ended June 30, 2005. The increase was due to the change in which we own working interests in our wells. We now own our working interest directly rather than through limited partnerships or limited liability company holdings.
Share Based Compensation
Effective January 1, 2006, the Company adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS No. 123R) requiring that compensation cost relating to share-based payment transactions be recognized in the financial statements. The cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity award). As a result, the company incurred stock based compensation cost of $270,296 and $567,823 for the three and six months ended June 30, 2006.

Depreciation and Depletion
Depreciation and depletion expenses were $239,635 during the three-month period June 30, 2006. We incurred nominal depreciation and depletion expenses during the three-month period ended June 30, 2005. The increase was due to the change in which we own working interests in our wells. We now own our working interest directly rather than through limited partnerships or limited liability company holdings.
Depreciation and depletion expenses were $584,209 during the six-month period June 30, 2006. We incurred nominal depreciation and depletion expenses during the six-month period ended June 30, 2005. The increase was due to the change in which we own working interests in our wells. We now own our working interest directly rather than through limited partnerships or limited liability company holdings.
Loss From Limited Partnerships
As a result of the reorganization of the Company during the fourth quarter of 2005, there were no losses from limited partnerships or limited liability companies during the three and six-month period ended June 30, 2006.
Impairment of Oil and Gas Properties and Equity Investments
We review our long-lived assets, including our oil and gas properties and equity investments, whenever events for impairment or circumstances indicate that the carrying value of those assets may not be recoverable. We did not incur any non-cash charges associated with the impairment of the carrying value on any of our wells during the three-month period ended June 30, 2006 as compared to a $50,726 reduction for the three-month period ended June 30, 2005.
We incurred $292,375 of non-cash charges associated with the impairment of the carrying value on the wells in our Martinez Field Project during the six-month period ended June 30, 2006 as compared to $739,451 of non-cash charges during the three-month period ended June 30, 2005 associated with our Mississippi properties.
General and Administrative Expenses
General and administrative expenses consist of consulting and engineering fees, professional fees, employee compensation, office rents, travel and utilities, and other miscellaneous general and administrative costs. General and administrative expenses were $1,903,338 for the three-month period ended June 30, 2006 as compared to $944,653 for the three-month period ended June 30, 2005. The increase was due primarily to professional fees and payroll costs related to the growth of our business during the last three months.
General and administrative expenses increased $1,593,765 to $3,397,087 for the six months ended June 30, 2006 from $1,803,322 for the six months ended June 30, 2005. The increase was due primarily to professional fees and payroll costs related to the growth of our business during the last six months.
Interest Expense
Interest expense consists of certain non-cash charges and interest accrued on our various debt obligations. We incurred $818,496 of interest expense during the three-month period ended June 30, 2006 as compared to $508,013 during the three-month period ended June 30, 2005. The interest expense consisted of interest accrued under our various term debt obligations issued for the purpose of funding our oil and gas exploration and development business and of non-cash charges associated with beneficial conversion features and ascribed value of attached warrants on convertible debt. We incurred non-cash charges associated with these discounts in the amount of $398,133 and $375,694 for the three-months ended June 30, 2006 and 2005.
Interest expense decreased $168,345 from $1,104,233 for the six months ended June 30, 2005 to $935,888 for the six months ended June 30, 2005. The interest expense consisted of interest accrued under our various term debt obligations issued for the purpose of funding our oil and gas exploration and development business and of non-cash charges associated with beneficial conversion features and ascribed value of attached warrants on convertible debt. We incurred non-cash charges associated with these discounts in the amount of $406,777 and $841,966 for the six-months ended June 30, 2006 and 2005.

Minority Interest and (Profits) Losses
Minority interest consists of the aggregate profits and losses from the operations of each of our consolidated subsidiaries (entities in which we own greater than 50% of the outstanding equity interest) allocated to our minority interest holders if we do not own 100% of the interest in the consolidated subsidiaries. Minority interest decreased $37,134 to $0 during the three month period ended June 30, 2006 as compared to the three month period ended June 30, 2005. The decrease resulted from our withdrawal of investment in the consolidated subsidiaries in which we did not own 100% of the ownership interest during the fourth quarter of 2005.
Minority interest was $295,486 for the six months ended June 30, 2005. We did not record any minority interest for the six months ended June 30, 2006.
Liquidity and Capital Resources
Net cash used in operating activities was $6,398,824 for the six-month period ended June 30, 2006 as compared to net cash used in operating activities of $1,489,596 for the six-month period ended June 30, 2005. The $4,909,228 increase in cash used in operating activities was primarily due to an increase in prepaid drilling and exploration costs of $523,680 due to an increase in the number of drilling and exploration projects, an increase in losses of $2,327,665 to fund operations, an increase in accounts receivable and restricted cash of $2,154,191 due to the commencement of drilling activities from our wholly-owned subsidiary in our Checotah Prospect, a decrease of $3,018,450 in loss on equity investments and minority interest due to reorganization of the Company during the fourth quarter of 2005, a decrease of $447,076 of non-cash impairment charges related to our drilling and exploration activities, offset with an increase in shares issued for the acquisition of certain two- and three-dimensional seismic data of $3,319,445. Net cash used in investing activities was $18,001,575 for the six-month period ended June 30, 2006 as compared to net cash used in investing activities of $3,166,391 for six-month period ended June 30, 2005. The $14,835,184 increase in cash used in investing activities was primarily due to an increased purchases of oil and gas interests and drilling costs of $17,541,398 in our Fayetteville shale project offset by a decrease in investments in limited partnership interests and limited liability companies of $2,818,587 as we shifted our focus away from making such investments in 2006.
Net cash provided by financing activities was $23,207,335 for the six-month period ended June 30, 2006 compared to $7,282,554 for the six-month period ended June 30, 2005. The amounts in both periods represent mostly net proceeds from sales of our debt and equity securities.
At June 30, 2006, we had a working capital surplus of $2,899,280 compared to a working capital deficit of $2,659,201 at June 30, 2005. The $5,558,481 increase in working capital surplus was due primarily to a decrease in accounts payable and accrued expenses of $1,417,025, decrease in current portion of notes payable and convertible debt of $5,109,981 and an increase in prepaid expenses of $2,854,014 offset by a decrease in accounts receivable of $3,794,863.
On April 4, 2006, the Company closed a private placement transaction exempt under Rule 506 of Regulation D of the Securities Act of 1933, as amended, pursuant to a Securities Purchase Agreement dated April 4, 2006 with certain accredited investors (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, the Company issued securities in the form of (i) senior convertible notes in aggregate principal amount of $22,000,000 (“Convertible Notes”) and, subject to the terms and conditions set forth therein, convertible into shares of the Company’s common stock, par value $.001 (“Common Stock”), (ii) Series A warrants to purchase up to 12,971,700 shares of Common Stock with an initial per share exercise price of $1.06 subject to adjustment (“Series A Warrants”), and (iii) Series B warrants to purchase up to 8,301,888 shares of Common Stock with an initial per share exercise price of $1.38 subject to adjustment (“Series B Warrants” and together with the Series A Warrants, the “Warrants”). The Series B Warrants are not initially exercisable and only become exercisable upon a mandatory conversion of the Convertible Notes conducted by the Company. The Warrants expire on the fifth anniversary of the closing date of the Securities Purchase Agreement.
We used a portion of the proceeds from this offering to repay the DDH Note and the Trident Note.
We do not currently maintain a line of credit or term loan with any commercial bank or other financial institution.
We will need significant funds to meet capital costs and drilling and production costs in our various oil and gas projects to explore, develop, produce and eventually sell the underlying oil and gas reserves. Specifically, we expect to incur capital expenditures, and production and other costs of approximately 19.4 million for the next twelve months.

If any of the other owners of leasehold interests in any of the projects in which we participate fails to pay their equitable portion of development costs or capital calls, we may need to pay additional funds to protect our ownership interests.
Cygnus Louisiana, Inc., our wholly-owned subsidiary, issued a $2,000,000 promissory note (the “Endeavour Note”) to Endeavour International Corporation as partial consideration for the purchase of our interest in the Louisiana Shelf Project. The Endeavour Note accrues interest at the rate of 3% per annum. The repayment of principal and payment of accrued interest under the Endeavour Note is based on 25% of the monthly cash flows (as defined in the note) of the project. The Endeavour Note contains accelerated payment provisions in the event certain production levels for any of the oil and gas wells are met or exceeded. We expect payments to commence once the wells start producing per the terms of the Endeavour Note.
We will need a total of approximately $40.4 million to execute our 2006 business plan, repayment of debt, satisfy capital expenditures, and pay drilling and production costs on our various interests in oil and gas prospects for the calendar year 2006. Of this amount, we will need approximately $31.0 million for capital calls and production costs with respect to our various jointly owned properties, repay $3.0 million of existing debt and approximately $6.4 million for general corporate expenses for the 2006 calendar year. We closed a private placement offering in January 2006, which generated $5.9 million net proceeds. In addition we closed a private placement transaction described above on April 4, 2006 generating $20.1 million in net proceeds. We expended the majority of these funds for the purposes described above and have approximately $2.8 million on hand as of August 9, 2006. Accordingly, we will be required to raise approximately $12.0 million in additional funds through sales of our securities or otherwise to sustain operations at current levels and satisfy our existing financial obligations. In the event we experience cost overruns at our current prospects or fail to generate projected revenues, we will need funds in excess of the foregoing amounts through December 31, 2006. Based on our available cash resources, cash flows that we are currently generating from our various oil and gas properties, and projected cash flows that we expect to generate from our various oil and gas projects in the future, we will not have sufficient funds to continue to meet such capital calls, make such term debt payments, and operate at current levels through December 31, 2006. If we are unable to obtain additional funds on terms favorable to us, if at all, we may be required to delay, scale back or eliminate some or all of our exploration and well development programs and may be required to relinquish our interests in one or more of our projects.
Off-Balance Sheet Arrangements
As of June 30, 2006, we did not have any relationships with unconsolidated entities or financial partners, such as entities often referred to as structured finance or special purpose entities, which had been established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes. As such, we are not materially exposed to any financing, liquidity, market or credit risk that could arise if we had engaged in such relationships.
Critical Accounting Policies
Our financial statements are prepared in accordance with accounting principles generally accepted in the United States. The preparation of our financial statements requires us to make estimates and judgments that affect the reported amount of assets, liabilities, revenues and expenses. These estimates are based on information that is currently available to us and on various other assumptions that we believe to be reasonable under the circumstances. Actual results could vary significantly from those estimates under different assumptions and conditions.
Critical accounting policies are defined as those significant accounting policies that are most important to the portrayal of the Company’s financial condition and results and require management’s most difficult, subjective, or complex judgment — often because of the need to make estimates about the effects of inherently uncertain matters. We consider an accounting estimate or judgment to be critical if: (i) the nature of the estimates and assumptions is material because of the subjectivity and judgment necessary to account for highly uncertain matters or the susceptibility of such matters to change, and (ii) the impact of the estimates and assumptions on financial condition or operating performance is material.
We believe that the following significant accounting policies will be most critical to an evaluation of our future financial condition and results of operations.
Revenue Recognition
Oil and gas revenues are recognized when production is sold to a purchaser at a fixed or determinable price, when delivery has occurred and title has transferred, and if the collection of the revenue is probable. When we have an interest in a property with other producers, we use the sales method of accounting for our oil and gas revenues. Under this method of accounting, revenue is recorded based upon our physical delivery of oil and gas to our customers, which can be different from our net working interest in field production.
Proved Oil and Natural Gas Reserves
Proved reserves are defined by the SEC as the estimated quantities of crude oil, condensate, natural gas and natural gas liquids that geological and engineering data demonstrate with reasonable certainty are recoverable in future years from known reservoirs under existing economic and operating conditions. Prices include consideration of changes in existing prices provided only by contractual arrangements, but not on escalations based upon future conditions. Prices do not include the effect of derivative instruments, if any, entered into by the Company.
Proved developed reserves are those reserves expected to be recovered through existing equipment and operating methods. Additional oil and gas expected to be obtained through the application of fluid injection or other improved recovery techniques for supplementing the natural forces and mechanisms of primary recovery are included as proved developed reserves only after testing of a pilot project or after the operation of an installed program has confirmed through production response that increased recovery will be achieved.
Proved undeveloped oil and gas reserves are reserves that are expected to be recovered from new wells on non-drilled acreage, or from existing wells where a relatively major expenditure is required for re-completion. Reserves on non-drilled acreage are limited to those drilling units offsetting productive units that are reasonably certain of production when drilled. Proved reserves for other non-drilled units are claimed only where it can be demonstrated with certainty that there is continuity of production from the existing productive formation.
Volumes of reserves are estimates that, by their nature, are subject to revision. The estimates are made using all available geological and reservoir data as well as production performance data. There are numerous uncertainties in estimating crude oil and natural gas reserve quantities, projecting future production rates and projecting the timing of future development expenditures. Oil and gas reserve engineering must be recognized as a subjective process of estimating underground accumulations of oil and gas that cannot be measured in an exact way and estimates of engineers that we use may differ from those of other engineers. The accuracy of any reserve estimate is a function of the quantity of available data and of engineering and geological interpretation and judgment. Accordingly, future estimates are subject to change as additional information becomes available.
Successful Efforts Accounting
We utilize the successful efforts method to account for our crude oil and natural gas operations. Under this method of accounting, all costs associated with oil and gas lease acquisition costs, successful exploratory wells and all development wells are capitalized and amortized on a unit-of-production basis over the remaining life of proved developed reserves and proved reserves on a field basis. Unproved leasehold costs are capitalized pending the results of exploration efforts. Exploration costs, including geological and geophysical expenses, exploratory dry holes and delay rentals, are charged to expense when incurred.
Impairment of Properties
We review our improved properties at the field level when management determines that events or circumstances indicate that the recorded carrying value of the properties may not be recoverable. Such events include a projection of future oil and natural gas reserves that will be produced from a field, the timing of this future production, future costs to produce the oil and natural gas, and future inflation levels. If the carrying amount of an asset exceeds the sum of the undiscounted estimated future net cash flows, we recognize impairment expense equal to the difference between the carrying value and the fair value of the asset, which is estimated to be the expected present value of discounted future net cash flows from proved reserves, utilizing a risk-free rate of return. We cannot predict the amount of impairment charges that may be recorded in the future. Unproved leasehold costs are reviewed periodically and a loss is recognized to the extent, if any, that the cost of the property has been impaired.

Property Retirement Obligations
We are required to make estimates of the future costs of the retirement obligations of our producing oil and gas properties. This requirement necessitates that we make estimates of property abandonment costs that, in some cases, will not be incurred until a substantial number of years in the future. Such cost estimates could be subject to significant revisions in subsequent years due to changes in regulatory requirements, technological advances and other factors that may be difficult to predict.
For a more complete discussion of our accounting policies and procedures, see our Notes to Financial Statements as of December 31, 2005 included in our Annual Report on Form 10-KSB filed with the Securities and Exchange Commission.
Item 3. Quantitative and Qualitative Disclosures About Market Risk
Commodity Risk. Our major commodity price risk exposure is to the prices received for our natural gas and oil production. Realized commodity prices received for our production are the spot prices applicable to natural gas and crude oil. Prices received for natural gas and oil are volatile and unpredictable and are beyond our control. For the quarter ended June 30, 2006, a 10% fluctuation in the prices for natural gas and oil production would have had less than an approximate $0.1 million impact on our revenues.
Item 4. Controls and Procedures.
An evaluation of the effectiveness of our “disclosure controls and procedures” (as such term is defined in Rules 13a-15(e) or 15d-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) was carried out by us under the supervision and with the participation of our Chief Executive Officer (“CEO”) and Treasurer, who serves as our principal financial officer (“Treasurer”). Based upon that evaluation, our CEO and Treasurer concluded that, as of the end of the period covered by this quarterly report, our disclosure controls and procedures were not effective to provide reasonable assurance that information we are required to disclose in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms. As part of this evaluation, our CEO and Treasurer reviewed a letter dated July 11, 2005 from L J Soldinger Associates LLC, our prior independent registered accountants, addressed to our Board of Directors which identified a number of reportable conditions that it considers to be material weaknesses in our internal control over financial reporting that were discovered during its audit of our financial statements for the year ended December 31, 2004. The significant deficiencies noted were: (a) inability to timely and accurately close books and records at the end of each reporting period; (b) insufficient number of accounting and financial personnel; (c) deficiencies in the recording and classification of unproved and proved oil and gas properties and in the calculation of the working percentage interests in or impairments of certain of wells; (d) insufficient procedures to detect errors in the books of the limited liability companies and limited partnerships in which the Company has an equity interest; (e) improper or lack of accounting for and/or failure to identify transactions; (f) inadequate controls relating to the receipt and disbursement of cash received in accordance with joint interest agreements; and (g) weakness in the process and tools used to consolidate the financial statements of the Company and our subsidiaries. Our auditors have informed us that a new letter will be issued related to the 2005 audit.
We believe that all adjustments required in subsequent periods were detected in connection with the preparation of our quarterly reports and appropriately recorded and disclosed in such quarterly reports.
Since entering the oil and gas exploration and development industry, we have had a very limited management team that was primarily focused on acquiring interests in oil and gas prospects. Many of the deficiencies in our internal controls identified above are likely the result of a combination of our limited management team and staff, the large number of interests in oil and gas prospects we acquired during 2004 and early 2005, and the structural complexity of the ownership of the interests.
During the third quarter of 2005, we retained a chief executive officer with over 35 years of industry experience and an additional executive officer with more than 7 years of experience in the legal and business aspects of oil and gas exploration transactions. Since his appointment, our new CEO has devoted substantial time addressing each of the material weaknesses in our internal controls over financial reporting identified above, and is committed to effectively remediating them as soon as possible. Under his direction, we are in the process of establishing a plan to address our deficiencies and improve our control environment. The principal components of the plan include: (i) establishing and implementing additional controls and procedures related to improving the supervision and training of our accounting staff, particularly with respect to SEC guidelines relating to oil and gas operations; (ii) retaining additional persons to serve on our accounting staff; (iii) retaining a chief financial officer, chief accounting officer, and additional executive management with extensive experience in preparing natural gas and oil reserve estimates and in petroleum accounting matters; (iv) modifying systems and/or procedures to ensure appropriate segregation of responsibilities for accounting personnel; (v) establishing and implementing procedures to require our engineering staff to communicate all information regarding all wells and properties in which we have an interest to our accounting staff on a “real time” basis; (vi) establishing and implementing procedures to require our accounting staff to engage in constant communication with the operators of our prospects to ensure timely reporting to us; (vii) engaging an independent, industry recognized reservoir engineering firm to perform an audit of our oil and gas reserves; and (viii) obtaining direct ownership of our working interests in order to eliminate any reliance on the management and accounting functions of the limited partnerships and limited liability companies in which we have an interest. We expect the forgoing actions and controls to be fully in place by no later than the end of the third quarter 2006. Progress made regarding the plan established by the CEO to address the deficiencies and improve our control environment, has been outlined below.
Concurrent with the establishment of the foregoing, we will be initiating a project to ensure compliance with Section 404 of the Sarbanes-Oxley Act of 2002 (SOX), which we expect apply to us as of December 31, 2007. This project will entail a detailed review and documentation of the processes that impact the preparation of our financial statements, an assessment of the risks that could adversely affect the accurate and timely preparation of those financial statements, and the identification of the controls in place to mitigate the risks of untimely or inaccurate preparation of those financial statements.
As we continue the foregoing compliance efforts, including the testing of the effectiveness of our internal controls, we may identify additional deficiencies in our system of internal controls over financial reporting that either individually or in the aggregate may represent a material weakness requiring additional remediation efforts. We are committed to effectively remediating known deficiencies as expeditiously as possible and continuing our efforts to comply with Section 404 of SOX by December 31, 2007.
Except as noted below, there has been no change in our internal control over financial reporting identified in connection with that evaluation that occurred during the period covered by this report that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.
Changes in our internal controls and actions taken during the first and second quarter of 2006 to address deficiencies as noted above include:
•	hiring a Chief Operating Officer, Chief Financial Office and a Financial Controller;

•	increased the number of qualified accounting and financial personnel;

•	implemented a closing and financial reporting timeline to insure complete, accurate and timely process of closing the financial records for each reporting period;

•	conduct a detail review and approval of all transactions to detect and correct and errors, if necessary;

•	review the recording and classification of unproved and proved oil and gas properties;

•	discuss with operational personnel the status of wells to determine if any impairment adjustments are required;

•	controls implemented regarding expenditure approval and cash receipt and disbursements;

•	implementation of controls related to budgeting and capital expenditure approvals;

•	improved segregation of duties within the organization;

•	engaging an independent, industry recognized reservoir engineering firm to perform an audit of our oil and gas reserves;

•	obtaining direct ownership of our working interests in order to eliminate any reliance on the management and accounting functions of the limited partnerships and limited liability companies in which we have an interest.

PART II. OTHER INFORMATION
Item 1. Legal Proceeding
We are not a party to any material pending legal proceeding, nor are we aware of any proceeding contemplated by any governmental authority involving us.
Item 1A. Risk Factors
Developing our current properties and expanding our operations will require significant capital expenditures, which we may be unable to fund.
Our business plan contemplates developing our remaining exploration properties and expanding our business by acquiring additional oil and gas properties. Our plan of operations for the next twelve months anticipates capital spending of approximately $19.4 million. However, our current funding will only sustain our operations through the beginning of the third calendar quarter of 2006. We plan to obtain the additional funding we need through the debt and equity markets. There is no assurance that such additional financing will be available to us or, if it is, whether we will be able to complete such financing in light of the restrictions of this recent transaction.
Item 2. Unregistered Sales of Equity Securities and Use of Proceeds.
None
Item 3. Defaults Upon Senior Senior Securities
None
Item 4. Submission of Matters to Vote of Security Holders
Election of Directors
At the annual meeting, two nominees were elected to serve as Directors of the Company for one year terms to expire at the 2007 annual meeting of shareholders:

	FOR	AGAINST	ABSTAIN
NOMINEES FOR DIRECTOR

Roger L. Abel	71.668%	0.000%	0.318%
R. Gerald Bennett	71.676%	0.000%	0.310%
The terms of directors Roger L. Abel and R. Gerald Bennett expire at the 2007 annual meeting.
Ratification of Touchstone Resources USA, Inc. 2005 Stock Incentive Plan
At the annual meeting, the Company’s shareholders voted whether to approve the Touchstone Resources USA, Inc. 2005 Stock Incentive Plan (the “Plan”). The Company’s shareholders voted for and approved the Plan as follows:

FOR	AGAINST	ABSTAIN

50.567%	1.555%	0.071%

Approval and Ratification of Option Grants to Executive Officers
At the annual meeting, the Company’s shareholders voted whether to approve and ratify the grant of options to certain executive officers. The Company’s shareholders voted for, approved and ratified the granting of options to certain executives as follows:

FOR	AGAINST	ABSTAIN

50.533%	1.575%	0.083%
Amendment to Certificate of Incorporation
At the annual meeting, the Company’s shareholders voted whether to approve an amendment (the “Charter Amendment”) to the Company’s Certificate of Incorporation to: (a) amend the procedure for fixing of the number of directors; (b) to provide for indemnification of directors to the full extent permitted by law; (c) amend the procedure relating to stockholder consents; (d) to increase the number of authorized shares of the company’s common stock and (e) to change the Company’s name to Cygnus Oil and Gas Corporation. The Company’s shareholders voted for and approved the Charter Amendment as follows:

FOR	AGAINST	ABSTAIN

51.670%	0.473%	0.049%
Item 5. Other Information
None
Item 6. Exhibits

Exhibit No.	Exhibit
10.1	Lease with Trizec CS Limited Partnership dated May 19, 2006 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 19, 2006)

31.1	CEO Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	CFO Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	CEO Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	CFO Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

SIGNATURES
In accordance with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CYGNUS OIL AND GAS CORPORATION
(Registrant)

Date: August 14, 2006	/s/ Roger L. Abel

Roger L. Abel
President and Chief Executive Officer
(Principal Executive Officer)

CYGNUS OIL AND GAS CORPORATION

Date: August 14, 2006	/s/ Stephen C. Haynes

Stephen C. Haynes
Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit Index

Exhibit No.	Exhibit
10.1	Lease with Trizec CS Limited Partnership dated May 19, 2006 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 19, 2006)

31.1	CEO Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

31.2	CFO Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.

32.1	CEO Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

32.2	CFO Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 10-Q/A

☑	QUARTERLY REPORT UNDER SECTION 13 OR 15 (D) OF THE SECURITIES EXCHANGE ACT OF 1934
For the quarterly period ended: June 30, 2006

☐	TRANSITION REPORT UNDER SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934
For the transition period from                      to
Commission file no. 000-50228
CYGNUS OIL AND GAS CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware	33-0967974

(State or Other Jurisdiction of	(IRS Employer
Incorporation or Organization)	Identification No.)
1600 Smith Street
Suite 5100
Houston, TX 77002
(Address of Principal Executive Offices)
(713) 784-1113
(Registrant’s Telephone Number, including Area Code)
Check whether the Registrant (1) filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the past 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☑ No ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer or a non-accelerated filer. See definition of “accelerated filer and large accelerated filer” in Rule 12b-2 of the Exchange Act. Check one:

Large Accelerated Filer ☐	Accelerated Filer ☐	Non-Accelerated Filer ☑
Indicate by check mark whether the registrant is a shell company (as defined in rule 12b-2 of the Exchange Act). Yes ☐ No ☑
APPLICABLE ONLY TO CORPORATE ISSUERS
State the number of shares outstanding of each of the Registrant’s classes of common equity, as of the latest practicable date: There were 83,680,535 issued and outstanding shares of the registrant’s common stock, par value $.001 per share, as of August 10, 2006.

CYGNUS OIL AND GAS CORPORATION
QUARTERLY REPORT ON FORM 10-Q
FOR FISCAL QUARTER ENDED JUNE 30, 2006

1

PART I
FINANCIAL INFORMATION
ITEM 1. FINANCIAL STATEMENTS
CYGNUS OIL AND GAS CORPORATION
(A Development Stage Entity)
Condensed Consolidated Balance Sheets

	June 30,	December 31,
	2006	2005
	(Unaudited)	(Audited)
ASSETS
Current assets
Cash and cash equivalents	$3,439,924	$4,632,988
Restricted cash — joint interest	465,303	382,525
Accounts receivable	156,546	159,559
Accounts receivable — joint interest	2,247,165	1,075,746
Accounts receivable — joint interest related party	—	492,988
Notes and interest receivable	29,153	30,371
Due from related party	271,754	359,559
Prepaid loan costs	749,340	19,997
Prepaid drilling costs and advances to operator	1,845,310	1,209,583
Prepaid expenses	557,414	318,091

Total current assets	9,761,909	8,681,407
Oil and gas properties using successful efforts:
Developed oil and gas interests, net	5,399,962	3,507,316
Undeveloped	19,894,072	4,125,578
Property, plant and equipment, net	272,047	—
Due from related party	171,452	—
Prepaid loan costs — non-current	1,311,340	—
Investment in limited liability companies	54,141	54,141
Fixed assets, net	108,925	66,360
Deposits	—	30,149

	$36,973,848	$16,464,951

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued expenses	$2,660,879	$2,695,935
Accounts payable — joint interest	1,448,751	2,412,060
Notes payable	271,934	369,105
Notes payable — related parties	64,296	115,005
Convertible debentures, net	—	3,050,000
Registration rights penalty payable	2,416,769	—
Fair value of derivatives — registration rights penalty	—	1,696,647

Total current liabilities	6,862,629	10,338,752
Non-current liabilities
Notes payable — non-current	1,476,951	1,534,660
Convertible debentures, net — non-current	15,745,277	—

Total non-current liabilities	17,222,228	1,534,660
Commitment and contingencies
Stockholders’ equity
Preferred stock; $.001 par value; authorized — 5,000,000 shares; shares issued and outstanding — 579,563 and 710,063 at June 30, 2006 and December 31, 2005, respectively. Liquidation preference: $7,136,651	579	710
Common stock; $.001 par value; authorized — 300,000,000 shares; shares issued and outstanding — 83,458,535 at June 30, 2006 and 63,982,329 issued and outstanding and 6,763,333 issuable at December 31, 2005	83,458	70,746
Additional paid-in capital	54,029,158	36,607,833
Deficit accumulated during the development stage	(41,224,204)	(32,087,750)

Total stockholders’ equity	12,888,991	4,591,539

	$36,973,848	$16,464,951

The accompanying notes are an integral part of these condensed consolidated financial statements.

2

CYGNUS OIL AND GAS CORPORATION
(A Development Stage Entity)
Condensed Consolidated Statements of Operations
(Unaudited)

					March 5, 2001
	Three Months		Six Months		(Inception) to
	Ended June 30,		Ended June 30,		June 30,
	2006	2005	2006	2005	2006
Revenues	$252,351	$78,554	$741,741	$193,850	$1,431,082

Expenses:
Exploration expenses	3,363,842	43,355	3,538,073	52,175	5,145,830
Operating expenses	181,123	—	320,062	—	632,980
Impairment of oil and gas properties	—	(50,726)	292,375	739,451	2,220,467
Impairment of goodwill — related party	—	—	—	—	657,914
Bad debt expense — related party	—	—	—	—	136,607
Bad debt expense	—	—	—	—	40,454
Share-based compensation	270,296	—	567,823	—	567,823
Depreciation and depletion	239,635	—	584,209	—	765,184
General and administrative	1,903,338	944,653	3,397,087	1,803,322	9,296,226

Total expenses	5,958,234	937,282	8,699,629	2,594,948	19,463,485

Loss from operations	(5,705,883)	(858,728)	(7,957,888)	(2,401,098)	(18,032,403)

Other (income) expense
Loss from limited partnerships and limited liability companies	—	2,758,917	—	3,313,936	8,626,796
Impairment of equity investment	—	—	—	—	139,502
Registration rights penalty	(14,859)	—	(8,326)	—	1,690,587
Other income	—	—	—	—	(273,987)
Interest income	(43,758)	(10,131)	(44,628)	(10,624)	(83,063)
Interest expense	818,496	508,013	935,888	1,104,233	10,843,676

Total other expense	759,879	3,256,799	882,934	4,407,545	20,943,511

Loss before minority interest and pre-acquisition losses	(6,465,762)	(4,115,527)	(8,840,822)	(6,808,643)	(38,975,914)

Add back:
Minority interest	—	37,134	—	295,486	557,874
Pre-acquisition losses	—	—	—	—	211,315

Total minority interest and pre-acquisition losses	—	37,134	—	295,486	769,189

Net loss	(6,465,762)	(4,078,393)	(8,840,822)	(6,513,157)	(38,206,725)
Preferred dividend on Series A Preferred Stock	(143,252)	(721,961)	(295,632)	(2,243,361)	(3,017,479)

Net loss to common stockholders	$(6,609,014)	$(4,800,354)	$(9,136,454)	$(8,756,518)	$(41,224,204)

Net loss per common share — basic and diluted	$(0.08)	$(0.08)	$(0.12)	$(0.14)	$(0.36)

Weighted average number of common shares outstanding — basic and diluted	82,317,721	61,118,680	79,421,317	60,946,688	115,880,209

The accompanying notes are an integral part of these condensed consolidated financial statements.

3

CYGNUS OIL AND GAS CORPORATION
(A Development Stage Entity)
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended		March 5, 2001
	June 30,		(Inception) to
	2006	2005	June 30, 2006
Cash flows from operating activities
Net cash used in operating activities	$(6,398,824)	$(1,489,596)	$(12,976,760)

Cash flows from investing activities
Cash acquired from acquisition of wholly-owned subsidiaries and limited partnership interest	—	—	4,715
Repayment of note receivable — related party	(49,700)	2,000	721,939
Notes receivable	(148,369)	(10,184)	(315,840)
Notes receivable — related party	—	(752,000)	(804,975)
Purchase of oil and gas interests and drilling costs	(17,541,398)	(90,194)	(22,820,763)
Purchase of oil and gas pipeline	(272,047)	—	(272,047)
Refund of payments for oil and gas interests and drilling costs	—	500,000	—
Investment in limited partnership interests	—	(2,818,587)	(11,512,785)
Distributions from limited partnerships	62,928	10,000	512,067
Purchase of fixed assets	(52,989)	(7,726)	(112,183)

Net cash used in investing activities	(18,001,575)	(3,166,691)	(34,599,872)

Cash flows from financing activities
Advances from stockholder	—	—	10,000
Repayments to stockholder	—	—	(10,000)
Proceeds from notes payable	—	—	807,100
Proceeds from notes payable — related party	—	—	279,000
Repayment of notes payable	(2,747,170)	(101,100)	(8,197,814)
Repayment of notes payable — related party	—	(82,048)	(248,548)
Proceeds from issuance of convertible debt	22,000,000	—	33,090,000
Loan costs	(1,899,515)	—	(2,003,515)
Capital contributed by officer	—	—	15,000
Minority contributions, net of issuance costs	—	116,690	3,325,500
Proceeds from issuance of preferred stock, net of issuance costs	—	6,940,081	6,940,081
Proceeds from issuance of common stock, net of issuance costs	5,854,020	408,931	17,009,752

Net cash provided by financing activities	23,207,335	7,282,554	51,016,556
Net (decrease) increase in cash and cash equivalents	(1,193,064)	2,626,267	3,439,924
Cash and cash equivalents at beginning of period	4,632,988	594,182	—

Cash and cash equivalents, end of period	$3,439,924	$3,220,449	$3,439,924

The accompanying notes are an integral part of these condensed consolidated financial statements.

4

CYGNUS OIL AND GAS CORPORATION
(A Development Stage Entity)
Notes to Condensed Consolidated Financial Statements
NOTE 1 — BASIS OF PRESENTATION
The unaudited condensed consolidated financial statements included herein have been prepared by Cygnus Oil and Gas Corporation (the “Company” or “We”), without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The financial statements reflect all adjustments that are, in the opinion of management, necessary to fairly present such information. All such adjustments are of a normal recurring nature. Although the Company believes that the disclosures are adequate to make the information presented not misleading, certain information and footnote disclosures, including a description of significant accounting policies normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”), have been condensed or omitted pursuant to such rules and regulations.
These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company’s 2005 Annual Report on Form 10-KSB filed with the Securities and Exchange Commission. The results of operations for interim periods are not necessarily indicative of the results for any subsequent quarter or the entire fiscal year ending December 31, 2006.
For comparability, certain reclassifications have been made to prior years’ financial statements to conform with the presentation used in the current period. These reclassifications had no effect on reported net loss.
NOTE 2 — DESCRIPTION OF BUSINESS
Effective June 9, 2006, the Company changed its name from “Touchstone Resources USA, Inc.” to “Cygnus Oil and Gas Corporation.”
Cygnus Oil and Gas Corporation was incorporated under the laws of Delaware on March 5, 2001.
During the third and fourth quarter of 2005, the Company experienced an organizational change when all of its directors and officers resigned and a new board of directors and management team were appointed. The Company’s new management team is currently focusing on oil and gas lease acquisition and exploration activities on projects located in Arkansas, Oklahoma and Alabama.
NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
Consolidated Financial Statements
The accompanying consolidated financial statements include all of the accounts of Cygnus Oil and Gas Corporation and its nine subsidiaries consisting of:
•	Cygnus Operator, Inc. (“Cygnus Operator”), formerly known as Touchstone Resources USA, Inc. (“Touchstone Texas”), a wholly-owned Texas corporation incorporated in May 2000.

•	Cygnus New Zealand, Inc. (“Cygnus New Zealand”), formerly known as Touchstone New Zealand, Inc. (“Touchstone New Zealand”), a wholly-owned Delaware corporation incorporated in March 2004.

•	Cygnus Louisiana, Inc. (“Cygnus Louisiana”), formerly known as Touchstone Louisiana, Inc. (“Touchstone Louisiana”), a wholly-owned Delaware corporation incorporated in March 2004.

•	Cygnus Texas Properties, Inc. (“Cygnus Texas Properties”), formerly known as Touchstone Texas Properties, Inc. (“Touchstone Texas Properties”), a wholly-owned Delaware corporation incorporated in March 2004.

•	Cygnus Oklahoma, LLC (“Cygnus Oklahoma”), formerly known as Touchstone Oklahoma, LLC (“Touchstone Oklahoma”), a wholly-owned Delaware limited liability company formed in June 2004.

5

•	PF Louisiana, LLC (“PF Louisiana”), a wholly-owned Delaware limited liability company formed in August 2004.

•	Cygnus Mississippi, LLC (“Cygnus Mississippi”), formerly known as Touchstone Mississippi, LLC (“Touchstone Mississippi”), a wholly-owned Delaware limited liability company formed in October 2005.

•	Cygnus Oklahoma Operating, LLC (“Cygnus Oklahoma Operating”), formerly known as CE Operating, LLC (“CE Operating”), a wholly-owned Oklahoma limited liability company formed in May 2005.

•	PHT West Pleito Gas, LLC (“PHT West”), an 86% owned Delaware limited liability company formed in April 2004.
Affiliate companies in which the Company directly or indirectly owns greater than 50% of the outstanding voting interest are accounted for under the consolidation method of accounting. Under this method, an affiliate company’s results of operations are reflected within the Company’s consolidated statement of operations. All significant intercompany accounts and transactions have been eliminated in consolidation.
Development Stage Enterprise
The Company is a Development Stage Enterprise, as defined in Statement of Financial Accounting Standards (“SFAS”) No. 7 “Accounting and Reporting for Development Stage Enterprises.” Under SFAS No. 7, certain additional financial information is required to be included in the financial statements for the period from inception of the Company to the current balance sheet date.
Segment Information
Under SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information,” the Company has determined it has one reportable operating segment, which is the acquisition, exploration and development of natural gas and oil properties. The Company’s operations are conducted in two geographic areas as follows:
Operating revenues for the six months and three months ended June 30, 2006 and 2005 by geographical area were as follows:

	Six Months Ended		Three Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
United States	$741,741	$193,850	$252,351	$78,554
New Zealand	—	—	—	—

	$741,741	$193,850	$252,351	$78,554

Long-lived assets as of June 30, 2006 and December 31, 2005 by geographical area were as follows:

	June 30,	December 31,
	2006	2005
United States	$25,564,208	$7,588,456
New Zealand	164,939	164,939

	$25,729,147	$7,753,395

Loss Per Share
Loss per common share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” Basic loss per common share is computed by dividing net loss attributable to common stockholders by the weighted average number of common shares outstanding. Diluted loss per share is computed similarly to basic loss per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if potentially dilutive common shares had been issued and if the additional common shares were dilutive. Shares associated with stock options, warrants and convertible preferred stock and debt are not included because their inclusion would be antidilutive (i.e., reduce the net loss per share).

6

The common shares potentially issuable arising from these instruments, which were outstanding during the periods presented in the financial statements, consisted of:

	Six Months Ended
	June 30,
	2006	2005
Warrants	35,126,823	10,973,107
Options	5,426,540	—
Convertible debt	20,754,717	4,050,000
Series A convertible preferred stock	5,795,630	7,100,630

	67,103,710	22,123,737

NOTE 4 — STOCK-BASED COMPENSATION
Effective January 1, 2006, we adopted the provisions of Statement of Financial Accounting Standards No. 123 (revised 2004), “Share-Based Payment” (SFAS No.123R) requiring that compensation cost relating to share-based payment transactions be recognized under fair value accounting and recorded in the financial statements. The cost is measured at the grant date, based on the calculated fair value of the award, and is recognized as an expense over the employee’s requisite service period (generally the vesting period of the equity award). Prior to January 1, 2006, the Company accounted for share-based compensation to employees in accordance with Accounting Principles Board Opinion No. 25, “Accounting for Stock Issued to Employees” (APB No. 25), and related interpretations. We also followed the disclosure requirements of Statement of Financial Accounting Standards No. 123, “Accounting for Stock-Based Compensation”, as amended by Statement of Financial Accounting Standards No. 148, “Accounting for Stock-Based Compensation-Transition and Disclosure”. Cygnus adopted SFAS No. 123R using the modified prospective method and, accordingly, financial statement amounts for prior periods presented in this Form 10-Q have not been restated to reflect the fair value method of recognizing compensation cost relating to non-qualified stock options.
There was $567,823 and $270,296 of compensation costs related to non-qualified stock options recognized in operating results for the six months and three months ended June 30, 2006, respectively. Since the Company has generated losses from its inception, no associated future income tax benefit was recognized for the three or six months ended June 30, 2006.
The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Historical volatilities based on the historical stock trading prices of Cygnus are used to calculate the expected volatility. We used the simplified method as defined under the SEC Staff Accounting Bulletin No. 107, Topic 14: “Share-based Payment,” to derive an expected term. The expected term represents an estimate of the time options are expected to remain outstanding. The risk-free rate for periods within the contractual life of the option is based on the U.S. treasury yield curve in effect at the time of grant. The following table sets forth the assumptions used to determine the fair value of stock options issued:

June 30, 2006
Expected volatility	49.27%
Expected annual dividend yield	0.00%
Risk free rate of return	4.00%
Expected life (years)	4.2
No stock options were awarded in the six months ended June 30, 2005 and therefore no fair value disclosure is provided for this period.
At June 30, 2006, there was $1,245,187 of total unrecognized compensation cost related to non-vested non-qualified stock option awards which is expected to be recognized over a weighted-average period of 6.47 years. The total fair value of options vested during the six months ended June 30, 2006 was approximately $37,552.

7

NOTE 5 — GOING CONCERN
The Company is in the development stage and has incurred losses since its inception. There are no assurances the Company will receive funding necessary to implement its business plan. This raises substantial doubt about the ability of the Company to continue as a going concern.
The Company believes that cash on hand and the proceeds that it plans to raise from private offerings of securities and its current and projected revenues from oil and gas operations will be sufficient to fund its operations through June 2007. The Company will need to raise additional funds in the event it locates additional prospects for acquisition, experiences cost overruns at its current prospects, or fails to generate projected revenues.
The Company’s ability to continue as a going concern is dependent upon the Company raising additional financing and equity on terms desirable to the Company. If the Company is unable to obtain additional funds when they are required or if the funds cannot be obtained on terms favorable to the Company, management may be required to delay, scale back or eliminate its well development program or even be required to relinquish its interest in one or more properties or in the extreme situation, cease operations. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
NOTE 6 — DUE FROM RELATED PARTY
As of June 30, 2006, Cygnus Mississippi, and Cygnus New Zealand had receivables of $93,374 and $30,011 due from Knox Miss Partners, LP and Awakino South Exploration, LLC, respectively, as a result of the corporate structure reorganization of the Company during 2005. Cygnus Louisiana had receivables due from Louisiana Shelf Partners in the amount of $171,452 as of June 30, 2006. In addition, the Company had advanced a total of $148,369 to Checotah Pipeline, LLC to help fund startup operations.
NOTE 7 — INVESTMENT IN LIMITED LIABILITY COMPANIES
The following table summarizes the Company’s interests in oil and gas non-public limited liability companies accounted for under the equity method of accounting:

	June 30, 2006		December 31, 2005
		Temporary		Temporary
		Excess of		Excess of
		Carrying Value		Carrying Value
	Carrying Value	Over Net Assets	Carrying Value	Over Net Assets
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
LS Gas, LLC	1,000	1,000	1,000	1,000
Checotah Pipeline, LLC	45,000	—	45,000	—
2001 Hackberry Drilling Fund Partners, LP	8,141	—	8,141	—

	$54,141	$1,000	$54,141	$1,000

NOTE 8 — OIL AND GAS PROSPECTS
Fayetteville Shale
In October 2005, the Company entered into an Exploration and Development Agreement with two industry partners to acquire acreage for development in Northern Arkansas. Upon entering the agreement, the Company owned forty-five percent (45%) of the leasehold acquired and bears forty-five percent (45%) of the costs attributable thereto. Pursuant to this agreement, as of June 30, 2006, the Company has acquired leases in the total amount of $15,363,651. As of June 30, 2006, the Company also recorded prepaid drilling costs in the amount of $1,798,172. The Company bears forty-five percent (45%) of the costs of drilling, completing, testing and equipping the well. In the Fayetteville prospect, three wells, operated by others, have been drilled and tested. The first two wells, Williamson Bros. #1-36H and the Byers #1-3H, are not presently on production and are awaiting additional testing procedures. The third well, the Morris #1-3H in Woodruff County, Arkansas, was spud on July 1, 2006. The well was drilled vertically to a total depth of 6,883 feet and logged. After evaluation of the logs, mud logs and drilling data, the operator recommended plugging and abandoning the well. Cygnus concurred with the operator’s recommendation, and elected to plug and abandon the well. A fourth well is expected to spud during the middle of August 2006.
Chitterling Prospect
In February 2006, the Company entered into an exploration agreement with Trinity USA Partnership, L.P. (“Trinity”) and others and participated in a leasehold totaling approximately 800 acres in southern Alabama. Under the participation agreement, the Company reimbursed Trinity for its proportionate share of certain costs totaling $39,375. Under the agreement, the Company owns approximately twenty percent (20%) of the leasehold acquired and bears twenty-five percent (25%) of the costs attributable thereto.

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NOTE 9 — NOTES PAYABLE
The following schedule summarizes the current and non-current portion of Company’s debt as of June 30, 2006:

Payable to	Current	Non-current	Total
2001 Hackberry Drilling Fund, LP	$59,493	$—	$59,493
Louisiana Shelf Partners, LP (“LSP”)	4,037	—	4,037
Mark Bush	766	—	766

Subtotal — related parties	64,296	—	64,296

IL Resources — 3%	110,000	—	110,000
John Paul Dejoria — 10%	138,857	—	138,857
Insurance policies financing — 6%	20,077	—	20,077
Other — non-interest bearing	3,000	—	3,000
Endeavour — 3%	—	2,000,000	2,000,000

	271,934	2,000,000	2,271,934
Less unamortized discount	—	523,049	523,049

Subtotal	271,934	1,476,951	1,748,885

	$336,230	$1,476,951	$1,813,181

The following schedule summarizes the current and non-current portion of Company’s debts as of December 31, 2005:

Payable to	Current	Non-current	Total
2001 Hackberry Drilling Fund, LP	$59,494	$—	$59,494
LSP	54,745	—	54,745
Mark Bush	766	—	766

Subtotal — related parties	115,005	—	115,005

IL Resources — 3%	110,000	—	110,000
John Paul Dejoria — 10%	138,857	—	138,857
Insurance policies financing — 6%	117,248	—	117,248
Other — non-interest bearing	3,000	—	3,000
Endeavour — 3%	—	2,000,000	2,000,000

	369,105	2,000,000	2,369,105
Less unamortized discount	—	465,340	465,340

Subtotal	369,105	1,534,660	1,903,765

	$484,110	$1,534,660	$2,018,770

NOTE 10 — CONVERTIBLE DEBENTURES
Convertible debentures consisted of the following at:

	June 30,	December 31,
	2006	2005
7.5% Senior convertible note — Kings Road Holdings II, LLC	$11,000,000	$—
7.5% Senior convertible note — Capital Ventures International	4,000,000	—
7.5% Senior convertible note — SF Capital Partners, LTD	4,000,000	—
7.5% Senior convertible note — RHP Master Fund, LTD	3,000,000	—
12% Secured convertible note — Trident Growth Fund, LP (“Trident”)	—	2,050,000
12% Convertible promissory note — DDH Resources II Limited (“DDH”)	—	1,000,000

	22,000,000	3,050,000
Less unamortized discount	6,254,723	—

	15,745,277	3,050,000
Less long-term portion	15,745,277	—

Current portion of convertible debentures	$—	$3,050,000

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On March 23, 2005, Trident waived compliance with all financial covenants contained in the Trident Note as well as the registration requirements and extended the note to March 24, 2006, in consideration for which the Company issued a warrant to Trident to purchase 100,000 shares of common stock at an initial exercise price of $1.20 per share, which was reset to $0.90 per share later in 2005. On February 6, 2006, Trident exercised the warrant through the cashless exercise provision, as a result of which the Company issued 29,688 shares of common stock to Trident.
On March 23, 2006, Trident waived compliance with all financial covenants contained in the Trident Note and extended the note to May 7, 2006, in consideration for which the Company issued a warrant to Trident to purchase 50,000 shares of common stock at an exercise price of $0.90 per share. In addition, the Company and Trident agreed that in the event that the Company raises funds sufficient to repay the Trident Note through private placement of equity or debt during the term of the note, the Company is obligated to repay the principal plus any accrued interest of the note within ten days of the closing of such placement. In April 2006, the Company repaid a portion of the Trident Note together with unpaid interest in the amount of $1,653,375. Trident converted the remaining portion of the $400,000 note into 444,444 shares of the Company’s common stock at a conversion price of $0.90 per share.
In April 2006, the Company repaid the principal and accrued interest on the DDH Note in the amount of $1,165,370.
On April 4, 2006, the Company closed a private placement offering (“the Offering”) pursuant to a Securities Purchase Agreement (“Securities Purchase Agreement”) with certain accredited investors, resulting in net proceeds of approximately $20,100,486. Pursuant to the Offering, the Company issued: (i) senior convertible notes in the aggregate amount of $22,000,000 maturing April 4, 2009, and bearing interest at 7.5% per annum. The holders of the notes have the right at any time to convert all or a portion of the principal amount of the notes into shares of the company’s common stock at a conversion price of $1.06 per share, (ii) Series A warrants to purchase up to 12,971,700 shares of common stock at an exercise price of $1.06 per share subject to adjustment, and (iii) Series B warrants to purchase up to 8,301,888 shares of common stock with a per share exercise price of $1.38 subject to adjustment (together with the Series A warrants, the “Warrants”). The Series A warrants are immediately exercisable. The Series B Warrants are not initially exercisable and only become exercisable upon a mandatory conversion of the convertible notes conducted by the Company. The Warrants expire on the fifth anniversary of the closing date of the Offering and contain anti-dilution provisions. The holders of the Warrants cannot exercise the warrants if such exercise results in the Warrant holders beneficially owning in excess of 4.99% of the Company’s outstanding shares of common stock. The Company has allocated the proceeds from issuance of the convertible notes and warrants based on a fair value basis for each item. The convertible promissory notes were recorded with discounts of $6,621,400 based on the ascribed value of the warrants as determined by using the Black-Scholes Method. This discount is being amortized over the term of the loan. As of June 30, 2006, the Company amortized $366,677 of the discount.
In connection with the Offering, the Company paid $1,559,403 and $180,000 to First Albany Capital, Inc. (“First Albany”) and Casimir Capital, LP (“Casimir”), the placement agents of the Offering and also issued warrants to purchase 682,642 shares of the Company’s common stock at an exercise of $1.06 per share exercisable immediately and expiring in five years. The warrants were recorded as loan costs in the amount of $348,500, based on the ascribed value of the warrants as determined by the Black-Scholes Method. Total loans costs of $2,087,903 are being amortized over the term of the loans. In addition, the Company incurred legal costs of $160,111 that are being amortized over the term of the loans. As of June 30, 2006, the Company amortized $187,335 of loan costs.
In connection with the Offering, on April 4, 2006 the Company entered into a Registration Rights Agreement (“Registration Rights Agreement”) pursuant to which it is obligated to prepare and file on or before the date that is 45 days following the effectiveness of the Registration Rights Agreement, a registration statement covering the resale of the shares underlying the convertible notes and the Warrants. The Registration Rights Agreement further provides that the Company is obligated to use commercially reasonable best efforts to obtain effectiveness of such registration statement as soon as reasonably practicable, but no later than the date that is 120 days following the effectiveness of the Registration Rights Agreement. In the event that the Company fails to meet either the filing or the effectiveness deadlines, the Company shall become subject to certain liquidated damages as described in the Registration Rights Agreement. The Company filed the required registration statement on May 19, 2006, and it became effective July 7, 2006. As a result, the Company was not subject to the liquidated damages as described in the Registration Rights Agreement.
Also in connection with the Offering, certain officers of the Company and one of the Company’s significant stockholders (the “Affiliates”), who together directly own 9,020,778 shares of common stock representing 11.4% of the Company’s currently outstanding common stock, entered into a lock-up agreement (“Lock-up Agreement”) and a voting agreement (“Voting Agreement”) with the Company on April 4, 2006. Pursuant to the Lock-up Agreement, the Affiliates are not permitted to sell any securities of the Company that they beneficially own for a period of six months following the closing of the Securities Purchase Agreement. Pursuant

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to the Voting Agreement, the Affiliates are required to vote in favor of a proposal that will be included in the Company’s proxy statement for the 2006 annual meeting of stockholders to amend the Company’s certificate of incorporation to increase the number of authorized shares of Common Stock.
NOTE 11 — STOCKHOLDERS’ EQUITY
On June 5, 2006, the Company filed an amendment to its certificate of incorporation pursuant to which, among other things, the Company increased the authorized number of shares of its common stock from 150,000,000 to 300,000,000.
Preferred Stock
As of June 30, 2006, the Company has recorded an accrued preferred stock dividend of $295,632.
During March and April of 2005, the Company completed private offerings of units comprised of shares of its Series A convertible preferred stock and warrants to purchase shares of its common stock at a purchase price of $11.00 per unit. Each unit consisted of one share of Series A convertible preferred stock and one common stock purchase warrant. Each share of Series A convertible preferred stock is immediately convertible at the option of the holder into ten (10) shares of common stock at an initial conversion price of $1.10 per share. Each warrant is immediately exercisable into five (5) shares of common stock at an exercise price of $1.50 per share for a term of three years.
The Company was required to use its best efforts to prepare and file with the Securities and Exchange Commission within 60 days after the termination of the offering, but in no case later than 90 days after the termination of the offering, a registration statement under the Securities Act of 1933, as amended, permitting the public resale of the shares of Common Stock issuable upon conversion or exercise, as applicable, of the Series A Convertible Preferred Stock and Warrants issued in the offering. The Company is required to pay certain penalties to the subscribers in this offering since a registration statement was not filed within 90 days after the termination of the offering and the registration statement was not declared effective within 180 days after the termination of the offering. The Company filed the required registration statement on May 19, 2006, and it became effective July 7, 2006. Prior to the filing, the Company had been subject to a penalty of 2% per month of the amount of the offering ($7,810,693) until it filed the registration statement. The penalty decreased to 1% per month until the registration statement became effective. The Company recorded a registration rights penalty payable of $1,718,344 as of June 30, 2006.
As a result of the private offerings during March and April 2005, the Company has issued a total of 710,063 shares of Series A preferred stock and warrants to purchase 3,550,315 shares of common stock to the investors. Under Emerging Issues Task Force (“EITF”) 00-27, “Application of Issue NO. 98-5 to Certain Convertible Instruments,” the Company has allocated the proceeds from issuance of the Series A convertible preferred stock and warrants based on a fair value basis of each item. Consequently, the convertible Series A preferred stock was recorded with a discount of $1,109,335 based on the ascribed value of the warrants as determined by using the Black-Scholes Model. Under EITF 00-27, the discount for the warrant was recorded as a preferred dividend. An additional beneficial conversion discount of $1,146,686 was recorded since the Series A preferred stock is convertible into shares of common stock at an effective conversion price of $0.95 per share while the prevailing common stock share prices was $1.10, $1.11 and $1.16 at each closing date. This discount was also recorded as a preferred dividend.
The Company evaluated its Series A Preferred Stock and related warrants for possible application of derivative accounting under Statement of Financial Accounting Standard (“SFAS”) No 133: Accounting for Derivative Instruments and Hedging Activities SFAS No. 150: Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity (“SFAS 150”), Emerging Issues Task Force (“EITF”) 00-19: Accounting for Derivative Financial Instrument Indexed to, and Potentially Settled in, a Company’s Own Stock, EITF 01-6: The Meaning of “Indexed to a Company’s Own Stock”. It has determined that registration rights related to the Series A Preferred Stock and related warrants were not subject to derivative accounting. In evaluating these registration rights and their related financial instruments the Company applied the methodology of View C in EITF 05-4 Issue Summary No. 1 and accounted for them each as a freestanding instrument. The related Series A Preferred stock and warrants were not subject to derivative accounting but were subject to beneficial conversion accounting as described in the paragraph above. The Company has determined the registration rights were subject to SFAS 150 and required to be recorded at fair value. The fair value of these registration rights agreements was immaterial when they were initially granted in 2005 and at June 30, 2005. However, the fair value was determined to be $1,696,647 at December 31, 2005 and the Company recognized this amount as an expense and correspondingly as a liability. The Company filed a registration statement covering these securities on May 19, 2006, which became effective July 7, 2006. Having fulfilled their registration filing and effectiveness obligation, the Company has computed the amount of the penalty due to the shareholders at June 30, 2006 to be $1,718,344 and accordingly recorded the incremental increase in expenses and liabilities. As of June 30, 2006, the liability is no longer considered a derivative and the penalty amount has been reclassified as a registration rights penalty payable.

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During March 2006, an investor elected to convert 28,000 shares of the Series A Preferred Stock into 280,000 shares of the Company’s common stock which was issuable as of March 31, 2006.
During the second quarter certain investors holding the Company’s Series A Preferred Stock elected to convert 102,500 Series A Preferred shares into 1,025,000 shares of the Company’s common stock.
Common Stock
On July 11, 2005, the Company’s Board of Directors approved and commenced an offering of up to 14,000,000 units of its securities, each unit consisting of two shares of the Company’s common stock and one three-year $1.50 common stock purchase warrant for a unit offering price of $1.80 (“July 2005 through January 2006 Offering”). The exercise price of the warrants will be adjusted for stock splits, combinations, recapitalization and stock dividends. In the event of a consolidation or merger in which the Company is not the surviving corporation (other than a merger with a wholly owned subsidiary for the purpose of incorporating the Company in a different jurisdiction), all holders of the warrants shall be given at least fifteen (15) days notice of such transaction and shall be permitted to exercise the warrants during such fifteen (15) day period. Upon expiration of such fifteen (15) day period, the warrants shall terminate. The securities were issued in a private placement transaction to a limited number of accredited investors pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D. The Company agreed to include the shares of common stock and shares of common stock issuable upon exercise of the warrants in any registration statement (excluding registration statements on SEC Forms S-4, S-8 or any similar or successor form) they file with the Securities and Exchange Commission under the Securities Act for the purpose of registering the public sale of any of the Company’s securities.
The Company has agreed to use its best efforts to prepare and file with the Securities and Exchange Commission within 60 days after the termination of the offering, a registration statement under the Securities Act of 1933, as amended, permitting the public resale of the shares of common stock issuable upon conversion or exercise, as applicable, of the common stock and warrants issued in the offering. The Company has agreed to pay certain penalties to the subscribers in this offering if the registration statement is not filed within 60 days after the termination of the offering or if the registration statement is not declared effective within 150 days after the termination of the offering. The Company filed the required registration statement on May 19, 2006, and it became effective July 7, 2006. Prior to the filing, the Company had been subject to a penalty of 2% per month of the amount of the offering ($13,968,501) until it filed the registration statement. The penalty decreased to 1% per month until the registration statement became effective. The Company recorded a registration rights penalty payable of $698,425 as of June 30, 2006.
Between August and December 2005, the Company sold 4,131,667 units in which 8,263,333 shares of common stock and 4,131,667 warrants were issued for a purchase price of $7,437,001. Each warrant is immediately exercisable into one (1) share of common stock at an exercisable price of $1.50 per share for a term of three years. The Company paid a total of $175,680 for offering costs during 2005 and as of December 31, 2005, has accrued a total of $419,280 for offering costs related to this transaction, which was subsequently paid in February 2006.
On November 29, 2005, in connection with the July 2005 offering, the Company entered into a securities purchase agreement with The Abel Family Trust (the “Trust”) pursuant to which the Company issued 138,889 units to the Trust for a purchase price of $250,000. Roger Abel, the Company’s Chairman and Chief Executive Officer, serves as the trustee and is a beneficiary of the Trust. Each unit consisted of two shares of the Company common stock and one common stock purchase warrant. The purchase price per unit was $1.80. Each warrant is immediately exercisable into one share of common stock at an exercise price of $1.50 per share for a term of three years.
In January 2006, in continuation of the July 2005 private offering, the Company sold 3,489,722 units in which 6,979,444 shares of common stock and 3,489,722 warrants were issued for a purchase price of $6,281,500. Each warrant is immediately exercisable into one (1) share of common stock at an exercise price of $1.50 per share for a term of three years. During January and February 2006, the Company paid a total of $830,632 for offering costs related to the July 2005 offering. The Company also issued a total of 220,755 warrants as offering costs in connection with the offering.
Included in the 3,489,722 units issued in January 2006 in connection with the July 2005 Offering as referred to above, were 140,000 units issued by the Company to G & S Bennett Ltd. (“GS”) for a purchase price of $252,000. R. Gerald Bennett, a member of the Company’s board of directors, is a principal equity owner and managing partner of GS. Each unit consisted of two shares of the Company’s common stock and one common stock purchase warrant. The purchase price per unit was $1.80. Each warrant is immediately exercisable into one share of common stock at an exercise price of $1.50 per share for a term of three years.

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The Company evaluated stock and related warrants from its July 2005 through January 2006 Offering for possible application of derivative accounting under Statement of Financial Accounting Standard (“SFAS”) No. 133: Accounting for Derivative Instruments and Hedging Activities, SFAS No. 150: Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity, Emerging Issues Task Force (“EITF”) 00-19: Accounting for Derivative Financial Instrument Indexed to, and Potentially Settled in, a Company’s Own Stock, EITF 01-6: The Meaning of “Indexed to a Company’s Own Stock.” It has determined that registration rights related to the stock and related warrants from July 2005 through January 2006 Offering were not subject to derivative accounting. In evaluating these registration rights and their related financial instruments the Company applied the methodology of View C in EITF 05-4 Issue Summary No. 1 and accounted for them each as a freestanding instrument. The stock and related warrants from July 2005 through January 2006 Offering were not subject to derivative accounting. The Company has determined the fair value of the registration rights in accordance with paragraph 17 of SFAS No. 133 to be $728,447 at January 27, 2006 (the effective closing date of the private offering) and the Company recognized this amount as a liability with a corresponding entry as a reduction in additional paid in capital. It was management’s opinion this cost was directly associated with the July 2005 through January 2006 Offering. Management concluded at that time it would not be able to file the registration statement on a timely basis to enable it to raise additional capital required to fund operations. The Company filed a registration statement covering these securities on May 19, 2006, which became effective July 7, 2006. Having fulfilled their registration filing and effectiveness obligation, the Company has computed the amount of the penalty due to the shareholders at June 30, 2006 to be $698,425 and accordingly recorded the incremental decrease in expenses and liabilities. As of June 30, 2006, the liability is no longer considered a derivative and the penalty amount has been reclassified as a registration rights penalty payable.
On October 10, 2005, Maverick Woodruff County, LLC, a Delaware limited liability company (“MWC”), borrowed $1,000,000 from Michael P. Marcus pursuant to a secured promissory note. The promissory note was secured by all ownership interest in MWC, had a maturity date of October 10, 2006, accrued interest at the rate of 10% per annum payable at maturity, and the principal amount together with all accrued and unpaid interest due thereon was convertible at anytime at the option of Mr. Marcus into shares of the Company’s common stock at a conversion price of $.90 per share. The monies were used to fund the Company’s proportionate share of certain acquisition expenses in its Fayetteville project. The note would automatically convert into shares of the Company’s common stock upon MWC acquiring a leasehold interest in certain acreage and MWC assigning its right to certain leasehold interests to the Company. In connection with the issuance of the note, the Company issued a warrant which was immediately exercisable to Mr. Marcus to purchase 555,556 shares of its common stock at an exercise price of $1.50 per share for a term of three years. On February 13, 2006, the note and $41,527 of accrued interest due thereunder were converted into 1,148,519 shares of the Company’s common stock.
Assignment and Transfer Agreement
In April 2006, the Company entered into an Assignment and Transfer Agreement (the “Agreement”) with Paradigm Asset Holdings, Inc. and Paradigm Strategic Exploration (collectively “Paradigm”).
Under the Agreement, Paradigm has transferred to the Company its rights under an associated Volume Data Licensing Agreement with Seismic Exchange, Inc. (“SEI”), to obtain certain two- and three-dimensional seismic data from SEI. The Company will have two years from the date of the Agreement to select the seismic data and will be responsible for any reproduction costs as outlined in the Volume Data Licensing Agreement. Paradigm will provide consulting related to the Company’s three-dimensional seismic data selections under the Agreement. The Company will pay a consulting fee of $12,500 per month for these consulting services for a period of 18 months commencing on July 1, 2006. Paradigm is also entitled under the Agreement to participate in any prospect developed in connection with the Agreement for up to 25% of the working interest on a non-promoted basis. Paradigm is entitled to include others in such participation. Paradigm has also assigned its rights and obligations in certain agreements it previously entered into with Trinity and Black Stone Minerals Company, LP relating to certain oil and gas prospects in Alabama.
In consideration for the transfer and assignment described above, Cygnus has agreed to issue a warrant to purchase up to 1,388,889 shares, of the Company’s common stock exercisable at any time during the three year period following the date of the Agreement at an exercise price of $1.50 per share. Cygnus has also agreed to issue 1,777,778 shares of its common stock to Paradigm and 1,000,000 shares of the Company’s common stock to Georgia Stone Partnership, the designee of SEI. The Company recorded $3,319,445 as exploration costs based on the prevailing common stock share price and the ascribed value of the warrants issued as determined by using the Black Scholes Method.
The Company agreed to grant to Paradigm and SEI rights to the registration for resale of the securities contained in the agreement. The Company is obligated to use its reasonable best efforts to prepare and file with the Securities Exchange Commission (“SEC”), within 60 days of the date the shares are issued, a registration statement under the Securities Act of 1933 to permit the public sale of the securities. The Company is further obligated to cause the registration statement to be declared effective within 150 days of the date

13

the shares are issued, except that if the Company has a registration statement pending with the SEC during this period, the Company may without penalty suspend filing of the registration statement until such time the pending registration statement is approved.
Stock Warrants
The Company had the following outstanding common stock warrants to purchase its securities at June 30:

	2006		2005
	Number of	Exercise Price	Number of	Exercise Price
Expiration Date	Warrants issued	Per Share	Warrants issued	Per Share
April - July 2007	3,445,000	$2.00	3,445,000	$2.00
June 2007	250,000	$1.10	250,000	$1.10
July 2007	1,561,250	$2.00	1,561,250	$2.00
November 2007	600,000	$2.00	600,000	$2.00
Nov. and Dec. 2007	418,852	$2.00	418,852	$2.00
January 2008	87,959	$2.00	87,959	$2.00
March 2008	4,152,319	$1.50	4,152,319	$1.50
June 2008	107,727	$1.25	107,727	$1.25
Aug. 2008 - Jan. 2009	8,604,930	$1.50	—	—
October 2008	555,555	$1.50	—	—
March 2009	1,388,889	$1.50	100,000	$1.20
March 2011	13,654,342	$1.06	—	—
March 2014	300,000	$0.90	100,000	$1.00

Common Stock	35,126,823		10,823,107

Stock Options
The Company had the following outstanding common stock options at June 30:

	2006		2005
	Number of	Exercise Price	Number of	Exercise Price
Expiration Date	Options issued	Per Share	Options issued	Per Share
July 2012	4,876,540	$0.86	—	$—
September 2015	100,000	$0.96	—	$—
November 2015	200,000	$0.83	—	$—
January 2016	100,000	$1.05	—	$—
February 2016	150,000	$1.25	—	$—

Common Stock	5,426,540		—

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NOTE 12 — COMMITMENTS AND CONTINGENCIES
General
Federal, state and local authorities regulate the oil and gas industry. In particular, gas and oil production operations and economics are affected by environmental protection statutes, tax statutes and other laws and regulations relating to the petroleum industry, as well as changes in such laws, changing administrative regulations and the interpretations and application of such laws, rules and regulations. The Company believes it is in compliance with all federal, state and local laws, regulations, and orders applicable to the Company and its properties and operations, the violation of which would have a material adverse effect on the Company or its financial condition.
New Lease Agreement
On May 19, 2006, the Company, entered into a lease agreement (the “Agreement”) with a third party (the “Lessor”), for approximately 15,000 rentable square feet of office space in Houston, Texas. The Agreement term is ten years and six months commencing on August 1, 2006. The Company will pay approximately $15,000 per month in base rent for the first 63 months and approximately $18,500 per month in base rent for the remaining lease term, subject to adjustment under certain conditions. In addition to the base rent, the Company is responsible under the Agreement for certain operating expenses and taxes with respect to the leased premises for the duration of the lease term. The Company has one option to renew the lease for an additional five years at the then-prevailing market rate. The Agreement also provides that the Company will indemnify and hold harmless the Lessor from and against certain liabilities, damages, claims, costs, penalties and expenses arising from the Company’s conduct related to the property.
Operating Hazards and Insurance
The gas and oil business involves a variety of operating risks, including the risk of fire, explosions, blow-outs, pipe failure, abnormally pressured formation, and environmental hazards such as oil spills, gas leaks, ruptures or discharges of toxic gases, the occurrence of any of which could result in substantial losses to the Company due to injury or loss of life, severe damage to or destruction of property, natural resources and equipment, pollution or other environmental damage, cleanup responsibilities, regulatory investigation and penalties and suspension of operations.
In those projects for which the Company is an operator, the Company maintains certain insurance of various types to cover its operations with policy limits and retention liability customary in the industry. In those projects in which the Company is not the operator, but in which it owns a non-operating interest directly or owns an equity interest in a limited partnership or limited liability company that owns a non-operating interest, the operator for the prospect maintains insurance to cover its operations.
There can be no assurance that insurance, if any, will be adequate to cover any losses or exposure to liability. Although the Company believes that the policies obtained by operators provide coverage in scope and in amounts customary in the industry, they do not provide complete coverage against all operating risks. An uninsured or partially insured claim, if successful and of significant magnitude, could have a material adverse effect on the Company and its financial condition via its contractual liability to the prospect.
Potential Loss of Oil and Gas Interests/ Cash Calls
The Company is subject to cash calls related to its various investments in oil and gas prospects. If the Company does not pay its share of future Authorization For Expenditures (“AFE”) invoices, it may have to forfeit all of its rights in certain of its interests in the applicable prospects and any related profits. If one or more of the other members of the prospects fail to pay their share of the prospect costs, the Company may need to pay additional funds to protect its investments. See managements Discussion and Analysis later in this document of information on potential future cash calls.
NOTE 13 — SUBSEQUENT EVENTS
Relating to the Fayetteville prospect, the third well, the Morris #1-3H in Woodruff County, Arkansas, was spud on July 1, 2006. The well was drilled vertically to a total depth of 6,883 ft and logged. After evaluation of the logs, mud logs, and drilling data, the operator recommended plugging and abandoning the well. Cygnus concurred with the operator’s recommendation, and elected to plug and abandon the well. Since the well spud on July 1,2006, no provision for dry hole expense has been made in the financial statements as of June 30, 2006. A fourth well is expected to spud during the middle of August 2006.

15

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS
This report includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included or incorporated by reference in this report, including, without limitation, statements regarding our future financial position, business strategy, budgets, projected revenues, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” or “believe” or the negative thereof or any variation thereon or similar terminology. Although we believe that the expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such expectations will prove to have been correct.
Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, our assumptions about:
•	our ability to obtain sufficient financing to satisfy capital calls, debt obligations and operating expenses with respect to our oil and gas properties;

•	activity levels in the energy markets,

•	production levels,

•	reserve levels,

•	availability of gathering systems and pipeline transportation,

•	availability of equipment and supplies,

•	geologic conditions,

•	operational risks,

•	competitive conditions,

•	technology,

•	the availability of capital resources,

•	capital expenditure obligations,

•	the price, supply and demand for oil, natural gas and other products or services,

•	our limited operating history,

•	the weather,

•	inflation,

•	the availability of goods and services,

•	successful exploration and drilling,

•	drilling risks,

•	future processing volumes and pipeline throughput,

16

•	general economic conditions, either nationally or internationally or in the jurisdictions in which we or any of our subsidiaries are doing business,

•	legislative or regulatory changes, including changes in environmental regulation, environmental risks and liability under federal, state and foreign environmental laws and regulations,

•	the securities or capital markets,
and other factors disclosed under “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this report. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by these cautionary statements. Except as required by law, we assume no duty to update or revise our forward-looking statements based on changes in internal estimates or expectations or otherwise.

17

PART II. OTHER INFORMATION
ITEM 6. EXHIBITS

Exhibit No.

10.1	Lease with Trizec CS Limited Partnership dated May 19, 2006 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 19, 2006).

31.1	CEO Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	CFO Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	CEO Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	CFO Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

18

SIGNATURES
In accordance with the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

CYGNUS OIL AND GAS CORPORATION
(Registrant)

Date: August 25, 2006	/s/ Roger L. Abel

Roger L. Abel
President and Chief Executive Officer
(Principal Executive Officer)

CYGNUS OIL AND GAS CORPORATION

Date: August 25, 2006	/s/ Stephen C. Haynes

Stephen C. Haynes
Chief Financial Officer
(Principal Financial and Accounting Officer)

19

EXHIBIT INDEX

Exhibit No.

10.1	Lease with Trizec CS Limited Partnership dated May 19, 2006 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K dated May 19, 2006).

31.1	CEO Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

31.2	CFO Certification Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

32.1	CEO Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

32.2	CFO Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (Date of earliest event reported): July 14, 2006
Cygnus Oil and Gas Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50228	33-0967974
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Smith Street, Suite 5100 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
(713) 784-1113
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(d)	Election of New Director.
      Effective as of July 14, 2006, the Company’s Board of Directors elected Alfred J. Moran, Jr., Ted E. Davis and Ralph McBride as members of the Board of Directors. Although no committee appointments have been made, it is anticipated that Mr. Moran will serve on the Audit Committee, the Nominating/ Corporate Governance Committee and the Compensation Committee, Mr. Davis will serve on the Audit Committee, the Nominating/ Corporate Governance Committee and the Compensation Committee and Mr. McBride will serve on the Nominating/ Corporate Governance Committee and the Compensation Committee.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description

99.1	Press release of Cygnus Oil and Gas Corporation dated July 17, 2006.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cygnus Oil and Gas Corporation

By:	/s/ Stephen C. Haynes

Stephen C. Haynes
Chief Financial Officer and Treasurer
Date: July 17, 2006

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release of Cygnus Oil and Gas Corporation dated July 17, 2006.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: July 19, 2006
(Date of earliest event reported)
Cygnus Oil and Gas Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50228 (Commission File Number)	33-0967974 (I.R.S. Employer Identification Number)

1600 Smith Street, Suite 5100 Houston, Texas		77002

(Address of Principal Executive Offices)		(Zip Code)
(713) 784-1113
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 7.01 — Regulation FD Disclosure
Item 9.01 — Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Item 7.01 — Regulation FD Disclosure
     Cygnus Oil and Gas Corporation is disclosing the management slide presentation attached hereto as Exhibit 99.1.
     The information in this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and, according to general instruction B.2. thereunder, the information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits.
          99.1  Management Slide Presentation dated July 19, 2006.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cygnus Oil and Gas Corporation
Date: July 20, 2006	By:	/s/ Stephen C. Haynes
Stephen C. Haynes
Chief Financial Officer and Treasurer

3

EXHIBIT INDEX

Exhibit No.	Description

99.1	Management Slide Presentation dated July 19, 2006.

4

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: July 20, 2006
(Date of earliest event reported)
Cygnus Oil and Gas Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	000-50228 (Commission File Number)	33-0967974 (I.R.S. Employer Identification Number)

1600 Smith Street, Suite 5100 Houston, Texas (Address of Principal Executive Offices)	77002 (Zip Code)
(713) 784-1113
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant
On July 20, 2006, Cygnus Oil and Gas Corporation (the “Company”) appointed UHY LLP (“UHY”) as its new independent public accounts for fiscal year 2006, effective immediately. The Company’s decision to engage UHY as its independent public accountants was made based upon the approval by the audit committee of the Company’s board of directors of UHY as the Company’s new independent public accountants following interviews with a number of accounting firms.
L J Soldinger Associates LLC (“LJSA”) previously served as the Company’s independent public accounts. LJSA’s reports on the financial statements of the Company for the fiscal 2004 and 2005 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle, except for an explanatory paragraph indicating substantial doubt about the Company’s ability to continue as a going concern in the audit report for the fiscal years 2004 and 2005.
During the Company’s two most recent fiscal years and through the effective date of UHY’s appointment, there were no disagreements with LJSA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of LJSA, would have caused them to make reference thereto in their reports on the financial statements of the Company for such years.
During the Company’s two most recent fiscal years and through the effective date of UHY’s appointment, the Company did not have any reportable events within the meaning of Item 304(a)(1)(v) of Regulation S-K except that the Company reported certain deficiencies in the Company’s internal control over financial reporting in (i) the Company’s Form 10-QSB for the period ended September 30, 2005, (ii) the Company’s Form 10-KSB for the year ended December 31, 2005, and (iii) in the subsequent Quarterly Report on Form 10-Q for the period ended March 31, 2006. The significant deficiencies noted were: (a) an inability to timely and accurately close books and records at the end of each reporting period; (b) insufficient number of accounting and financial personnel; (c) deficiencies in the recording and classification of unproved and proved oil and gas properties and in the calculation of the working percentage interests in or impairments of certain of wells; (d) insufficient procedures to detect errors in the books of the limited liability companies and limited partnerships in which the Company has an equity interest; (e) improper or lack of accounting for and/or failure to identify transactions; (f) inadequate controls relating to the receipt and disbursement of cash received in accordance with joint interest agreements; and (g) weakness in the process and tools used to consolidate the financial statements of the Company and our subsidiaries.
Before the appointment of UHY, neither the Company nor anyone on behalf of the Company consulted with UHY during the Company’s two most recent fiscal years and through July 20, 2006, in any manner regarding: (A) either the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither was a written report provided to the Company nor was oral advice provided that UHY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing, or financial reporting issue, except as described below or (B) the subject of either a disagreement or a reportable event, as defined in Item 304(a)(1)(iv) and (v), respectively, of Regulation S-K.
During the course of the 2005 audit, L J Soldinger Associates LLC (“LJSA”) notified the company of guidance issued by the SEC Division of Corporation Finance on December 1, 2005 titled “Current Accounting and Disclosure Issues in the Division of Corporation Finance”. LJSA indicated that certain topics of the SEC guidance pertained to the Company — particularly relating to accounting for penalties contained in registration rights agreements the company had previously entered into. LJSA also provided copies of accounting literature including Emerging Issues Task Force 05-04 Issues Summary No. 1, FASB Statement No. 133, FASB Statement 150, EITF Issue No. 00-19 and EITF Issue No. 01-6 amongst others.
The Company retained UHY LLP to advise it with implementing the proper accounting treatment relating to the penalty to be recorded. UHY advised the Company that the amount of penalty to be recorded should only reflect the actual registration rights penalty amount incurred to the date of the balance sheet. UHY did not render an opinion on the final accounting treatment as described below nor did they calculate the amount of the penalty.
After consulting with LJSA the Company decided to calculate the penalty being calculated using fair value. Using fair measurement the Company reflected an additional $760,000 of penalty expense in the December 31, 2005 financial statements and the financial statements for the third calendar quarter of 2005 were restated to also reflect the registration rights penalty.
The Company has furnished a copy of this Current Report on Form 8-K to UHY and to LJSA and requested that UHY and LJSA furnish the Company with letters addressed to the Securities and Exchange Commission stating whether each such firm agrees with the above statements and, if not, stating the respects in which they do not agree.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description

99.1	Memorandum Regarding Liquation Damages of Registration Rights Agreements

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cygnus Oil and Gas Corporation
Date: July 26, 2006	By:	/s/ Stephen C. Haynes
Stephen C. Haynes
Chief Financial Officer and Treasurer

3

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: July 20, 2006
(Date of earliest event reported)
Cygnus Oil and Gas Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50228	33-0967974
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Smith Street, Suite 5100 Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)
(713) 784-1113
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Change in Registrant’s Certifying Accountant
On July 26, 2006, Cygnus Oil and Gas Corporation (the “Company”) filed its Current Report on Form 8-K dated July 20, 2006 with the Securities and Exchange Commission (the “SEC”) announcing that on July 20, 2006 the audit committee of the Company’s board of directors approved changing Company’s independent public accounting firm from L J Soldinger Associates LLC (“LJSA”) to UHY LLP (“UHY”) for the fiscal year 2006.
In accordance with Item 4.01 of Form 8-K and Item 304(a)(3) of Regulation S-K, the Company provided LJSA with a copy of its disclosures contained in the July 20 Form 8-K and this Form 8-K/A and requested that LJSA furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company in such Forms 8-K, and if not, stating the respects in which it does not agree. The Company has received LJSA’s response letters dated July 26, 2006 and August 7, 2006, copies of which are attached hereto as Exhibits 16.1 and 16.2.
In accordance with Item 4.01 of Form 8-K and Item 304(a)(2) of Regulation S-K, the Company requested that UHY review the Company’s disclosure in the July 20 Form 8-K and this Form 8-K/A, and the Company provided to UHY the opportunity to furnish the Company with a letter addressed to the SEC containing any new information, clarification of the Company’s expression of its views, or the respects in which UHY does not agree with the statements made by the Company in response to the Company’s disclosure in such Forms 8-K. On August 7, 2006, the Company received UHY’s letter, a copy of which is attached hereto as Exhibit 16.3.
The Company hereby amends its Current Report on Form 8-K previously filed, which is incorporated herein by reference, (i) to state that the Company dismissed LJSA as its independent public accounting firm, effective July 20, 2006, and (ii) to file the letters referred to above and addressed to the SEC as Exhibits 16.1, 16.2 and 16.3, respectively.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
16.1	Letter of Concurrence from L J Soldinger Associates LLC to the Securities and Exchange Commission dated July 26, 2006.
16.2	Letter of Concurrence from L J Soldinger Associates LLC to the Securities and Exchange Commission dated August 7, 2006.
16.3	Letter of Concurrence from UHY LLP to the Securities and Exchange Commission dated August 7, 2006.

2

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cygnus Oil and Gas Corporation
Date: August 7, 2006	By:	/s/ Stephen C. Haynes
Stephen C. Haynes
Chief Financial Officer and Treasurer

3

EXHIBIT INDEX

Exhibit No.	Description
16.1	Letter of Concurrence from L J Soldinger Associates LLC to the Securities and Exchange Commission dated July 26, 2006.
16.2	Letter of Concurrence from L J Soldinger Associates LLC to the Securities and Exchange Commission dated August 7, 2006.
16.3	Letter of Concurrence from UHY LLP to the Securities and Exchange Commission dated August 7, 2006.

4

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT: August 15, 2006
(Date of earliest event reported)
Cygnus Oil and Gas Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50228	33-0967974
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1600 Smith Street, Suite 5100 Houston, Texas		77002

(Address of Principal Executive Offices)		(Zip Code)
(713) 784-1113
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 — Regulation FD Disclosure
     Cygnus Oil and Gas Corporation is disclosing the management slide presentation attached hereto as Exhibit 99.1.
     The information in this Current Report is being furnished pursuant to Item 7.01 of Form 8-K and, according to general instruction B.2. thereunder, the information in this Current Report shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement pursuant to the Securities Act of 1933.
Item 9.01 — Financial Statements and Exhibits
(d) Exhibits.
99.1	Management Slide Presentation dated August 15, 2006.

2

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Cygnus Oil and Gas Corporation

Date: August 15, 2006	By:	/s/ Stephen C. Haynes Stephen C. Haynes
Chief Financial Officer and Treasurer

3

EXHIBIT INDEX

Exhibit No.	Description

99.1	Management Slide Presentation dated August 15, 2006.

4

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.	OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
      The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of common stock being registered. All amounts are estimates.

Amount to be Paid

SEC Registration Fees	$10,000
Legal Fees and Expenses	300,000
Accounting Fees and Expenses	50,000
Printing and Engraving Fees	25,000
Miscellaneous	25,000
Blue Sky Fees	50,000

Total	$460,000

ITEM 14.	INDEMNIFICATION OF DIRECTORS AND OFFICERS
      The General Corporation Law of Delaware, under which we are incorporated, authorizes the indemnification of directors and officers under the circumstances described below. To the extent one of our present or former directors or officers is successful on the merits or otherwise in defense of any action, suit or proceeding described below, the General Corporation Law of Delaware requires that such person be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with such action, suit or proceeding. Article Tenth of our Certificate of Incorporation requires indemnification of our directors and officers to the extent permitted by law. These provisions may be sufficiently broad to indemnify such persons for liabilities under the Securities Act of 1933.
      The General Corporation Law of Delaware gives us the power to indemnify each of our officers and directors against expenses, including attorneys’ fees, and judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any action, suit or proceeding by reason of such person being or having been one of our directors, officers, employees or agents, or of any other corporation, partnership, joint venture, trust or other enterprise at our request. To be entitled to such indemnification, such person must have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest and, if a criminal proceeding, had no reasonable cause to believe that the conduct was unlawful. The General Corporation Law of Delaware also gives us the power to indemnify each of our officers and directors against expenses, including attorneys’ fees, actually and reasonably incurred by such person in connection with the defense or settlement of any action or suit by or in the right of us to procure a judgment in our favor by reason of such person being or having been one of our directors, officers, employees or agents, or of any other corporation, partnership, joint venture, trust or other enterprise at our request, except that we may not indemnify such person with respect to any claim, issue or matter as to which such person was adjudged to be liable to us in the absence of a determination by the court that, despite the adjudication of liability, such person is fairly and reasonably entitled to indemnity. To be entitled to such indemnification, such person must have acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interest.

ITEM 15.	RECENT SALES OF UNREGISTERED SECURITIES
      Since May 1, 2003 we have issued the following shares of our common stock which were not registered under the Securities Act of 1933:

1. In March 2004, we commenced a private offering of up to $12 million of units comprised of convertible promissory notes and warrants. The principal amount and all accrued interest due under the notes is convertible into shares of common stock at a conversion price of $1.00 per share, and each warrant is exercisable into one share of Common Stock at an exercise price of $2.00 per share, each subject to adjustment. $3.1 million units were purchased in the offering. The offering was being made to a limited number of accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) promulgated thereunder, without payment of underwriting discounts or commissions to any person.

2. On March 23, 2004, we issued 7,000,000 shares of common stock to Touchstone Resources, Ltd, a British Columbia corporation, to purchase all of the issued and outstanding shares of common stock of Touchstone Resources USA, Inc., Texas corporation. The shares were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) promulgated thereunder, without payment of underwriting discounts or commissions to any person.

3. On March 23, 2004, we issued 100,000 shares of common stock to Touchstone Resources, Ltd, a British Columbia corporation, to purchase a 10% membership interest in LS Gas, LLC. The shares were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) promulgated thereunder, without payment of underwriting discounts or commissions to any person.

4. On March 23, 2004, we issued 280,000 shares of common stock to HMA Advisors. Inc., in consideration of consulting and advisory services in connection with our acquisition of Touchstone Resources USA, Inc. and interests in certain oil and gas prospects. The shares were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) promulgated thereunder, without payment of underwriting discounts or commissions to any person.

5. On March 23, 2004, we issued a $2,100,000 principal amount secured convertible promissory note and a warrant to purchase 250,000 shares of common stock to Trident Growth Fund, L.P. in consideration of gross proceeds of $2,100,000. The note was due and payable March 23, 2005, was immediately convertible at the option of the holder into shares of common stock at a conversion price of $1.00 per share and is secured by substantially all of our assets. The warrants are immediately exercisable at an exercise price of $1.00 per share and terminate ten years from the date of grant. The shares were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) promulgated thereunder, without payment of underwriting discounts or commissions to any person. Since such offering, the note has been fully satisfied and is no longer outstanding.

6. On July 15, 2004, we issued a warrant to Fort House, Inc. a Toronto, Canada based consulting firm, to purchase 61,250 shares of common stock at an exercise price of $2.00 per share. The warrant is immediately exercisable in consideration for consulting services provided by Fort House, Inc. to the Company. The warrants were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof without payment of underwriting discounts or commission to any person.

7. On July 19, 2004, we issued 3,000,000 shares of common stock and a warrant to purchase up to 1,500,000 shares of common stock to Altafin B.V. in consideration of gross proceeds of $3,000,000. The warrants will become exercisable upon the occurrence of certain milestones at an exercise price of $2.00 per share and terminate three years from the date of grant. The shares were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) promulgated thereunder, without payment of underwriting discounts or commissions to any person.

8. On September 13, 2004, we issued 20, 000 shares of common stock to Sanders Morris Harris, Inc., a Houston Texas based investment banking firm, in partial consideration of financial advisory services to be provided to the Company. The shares were issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof without payment of underwriting discounts or commission to any person.

9. On November 18, 2004, we issued a convertible promissory note (the “DDH Note”) to DDH Resources II, Ltd for aggregate gross proceeds of $1,000,000. The DDH Note was due May 18, 2005, accrues interest at the rate of 12% per annum, and was convertible into shares of our common stock at a conversion price of $1.10 per share. The note was issued to one accredited investor in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) promulgated thereunder, without payment of underwriting discounts or commissions to any person. Since such offering, the DDH Note has been fully satisfied and is no longer outstanding.

10. Between November 19, 2004 and February 18, 2005, we sold 418,852 units at a purchase price of $2.10 per unit for aggregate gross proceeds of $879,590. Each unit consisted of two (2) shares of common stock and one (1) warrant. The warrants are immediately exercisable into shares of our common stock at an exercise price of $2.00 per share and terminate three years from the date of grant. The offering was made to a limited number of accredited investors in a private placement transaction exempt from the registration requirements of the Securities Act pursuant to Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder. We paid sales commissions of $87,959 to Duncan Securities, Inc., a broker-dealer registered under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

11. On April 19, 2005, we completed concurrent private offerings of units comprised of shares of our series A convertible preferred stock and warrants to purchase shares of our common stock at a purchase price of $11.00 per unit. Each unit is comprised of one share of our series A convertible preferred stock and one common stock purchase warrant. Each share of series A convertible preferred stock is immediately convertible at the option of the holder into ten (10) shares of common stock at an initial conversion price of $1.10 per share. Each warrant is immediately exercisable into five (5) shares of common stock at an exercise price of $1.50 per share for a term of three years. The first offering was carried out on a “best efforts” basis solely to a limited number of accredited investors in the United States and in such offering we sold 402,336 units for an aggregate purchase price of $4,425,696 and paid commissions to Legend Merchant Group, Inc. of $867,191. The second offering was carried out on a “best efforts” basis solely to a limited number of accredited investors who are not “U.S. persons” and in such offering we sold 307,727 units for an aggregate purchase price of $3,384,997 and paid commissions to an independent third party consultant of $338,500. The first offering was made in a private placement transaction to a limited number of accredited investors exempt from the registration requirements of the Securities Act pursuant to Section 4(2) promulgated thereunder. The second offering was made in a private placement transaction to a limited number of accredited investors who are not “U.S. persons” pursuant to the exemption from registration provided by Rule 901 of Regulation S.

12. Between August 22, 2005 and October 3, 2005 we sold 4,881,126 shares of common stock and warrants to purchase an additional 2,440,564 shares of common stock for aggregate gross cash proceeds of $3,270,000 and conversion of $1,123,014 of outstanding indebtedness. The securities were sold in units consisting of two shares of our common stock and one common stock purchase warrant at a purchase price of $1.80 per unit. Each warrant is immediately exercisable into one (1) share of common stock at an exercise price of $1.50 per share for a term of three years. The exercise price of the warrants will be adjusted for stock splits, combinations, recapitalization and stock dividends. In the event of a consolidation or merger in which we are not the surviving corporation (other than a merger with a wholly owned subsidiary for the purpose of incorporating the Company in a different jurisdiction), all holders of the warrants shall be given at least fifteen (15) days notice of such transaction and shall be permitted to exercise the warrants during such fifteen (15) day period. Upon expiration of such fifteen (15) day period, the warrants shall terminate.

13. On October 10, 2005, Maverick Woodruff County, LLC issued a $1,000,000 principal amount secured promissory note convertible into shares of our common stock. The note is secured by all ownership interests in Maverick Woodruff County, LLC, matures October 10, 2006 and accrues interest at the rate of 10% per annum payable at maturity. The note and all accrued and unpaid interest due thereon is convertible at anytime at the option of the holder into shares of our common stock at a conversion price of $.90 per share. The note automatically converts into shares of our common stock upon our subsidiary acquiring a leasehold interest in certain acreage or our subsidiary assigning its right to certain leasehold interests to us. In connection with the issuance of the note, we issued a warrant to the holder to purchase 555,556 shares of our common stock. The warrant is immediately exercisable at an exercise price of $1.50 per share for a term of three years. The note and warrant was issued to Westwood AR, Inc. for cash consideration of $1,000,000, which was paid to Maverick Woodruff County, LLC for credit of the Company to fund the Company’s proportionate share of certain lease acquisition costs. On February 13, 2006, the note and $41,527 of accrued interest due thereunder was converted into 1,148,519 shares of common stock. The forgoing securities were issued to one accredited investor in a private placement transaction exempt from the registration requirement of the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof without payment of underwriting discounts or commissions to any person.

14. In April 2006, we closed a private placement transaction exempt under Rule 506 of Regulation D of the Securities Act of 1933, as amended, pursuant to a Securities Purchase Agreement dated April 4, 2006 with certain accredited investors (the “Securities Purchase Agreement”). Pursuant to the Securities Purchase Agreement, we issued securities in the form of (i) 7.5% senior convertible notes in aggregate principal amount of $22,000,000 (“Convertible Notes”) and, subject to the terms and conditions set forth therein, convertible into shares of the Company’s common stock, par value $.001 (“Common Stock”), (ii) Series A warrants to purchase up to 12,971,700 shares of Common Stock with an initial per share exercise price of $1.06 subject to adjustment (“Series A Warrants”), and (iii) Series B warrants to purchase up to 8,301,888 shares of Common Stock with an initial per share exercise price of $1.38 subject to adjustment (“Series B Warrants” and together with the Series A Warrants, the “Warrants”). The Series B Warrants are not initially exercisable and only become exercisable upon a mandatory conversion of the Convertible Notes conducted by the Company. The Warrants expire on the fifth anniversary of the closing date of the Securities Purchase Agreement. The placement agent in this transaction was First Albany Corporation, which received a warrant to purchase 622,642 shares of our common stock at an exercise price of $1.06 per share.

15. In April 2006, we entered into an Assignment and Transfer Agreement with Paradigm Asset Holdings, Inc. and Paradigm Strategic Exploration (collectively “Paradigm”). Paradigm has transferred to the Company its rights under an associated Volume Data Licensing Agreement with Seismic Exchange, Inc., to obtain certain two-dimensional and three-dimensional seismic data from Seismic Exchange. The Agreement provides that Paradigm will provide the Company consulting services relating to the Company’s three-dimensional seismic data selections under the Agreement. The Company will pay a consulting fee of $12,500 per month for these consulting services for a period of 18 months commencing on July 1, 2006. Paradigm is also entitled under the Agreement to participate in any prospect developed in connection with the Agreement for up to 25% of the working interest on a non-promoted basis. In consideration for the transfer and assignment described above, we issued a warrant to purchase up to 1,388,889 shares (the “Warrant Shares”), of the Company’s common stock exercisable at any time during the three year period following the date of the Agreement at an exercise price of $1.50 per share. In addition, Touchstone has issued 1,777,778 shares of Touchstone common stock to Paradigm and 1,000,000 shares of the Company’s common stock to Georgia Stone Partnership, a designee of Seismic Exchange (collectively, the “Issued Shares”). Issuance of the Issued Shares is contingent upon stockholder approval of an increase in the authorized shares of Touchstone.

16. We issued the following warrants to the following warrant holder in consideration for certain services rendered to the Company: June 9, 2004, Legend Merchant Group, Inc. (“Legend”), 225,000; June 9, 2004, John Shaw, 25,000; 2006, Legend, 8,064.

ITEM 16.	EXHIBITS AND FINANCIAL STATEMENT SCHEDULES
      (a) Exhibits:

Exhibit No.		Exhibit

2.1		Stock Purchase Agreement, dated March 15, 2004, by and between Touchstone Resources, Ltd. and the Company, (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed April 15, 2004)

2.2		Agreement and Plan of Merger, dated March 18, 2004, by and between the Company and Touchstone Resources USA, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

3.1		Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 filed on December 7, 2001)

3	.2*	Amended and Restated Certificate of Incorporation of the Registrant.

3	.3**	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant dated May 24, 2006.

3.4		Certificate of Ownership Merging Touchstone Resources USA, Inc into The Coffee Exchange, Inc. dated March 18, 2004 (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-QSB filed May 24, 2004)

3.5		Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 5, 2005.)

3.6		Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K file December 5, 2005.)

3	.7**	Second Amended and Restated Bylaws of the Registrant

5	.1**	Legal Opinion of Winstead Sechrest & Minick P.C.

10.1		Series A Stock Redemption Agreement, dated February 28, 2004, by and between Scott Yancey and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 30, 2004)

10.2		Stock Redemption Agreement, dated February 28, 2004, by and between George Sines, and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 30, 2004)

10.3		Stock Purchase Agreement dated February 28, 2004 between Stephen P. Harrington and Scott Yancey (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed March 30, 2004)

10.4		Stock Purchase Agreement dated February 28, 2004 between Stephen P. Harrington and George Sines (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed March 30, 2004)

10.5		Interest Purchase Agreement, dated March 23, 2004, by and among the Company, Touchstone Louisiana, Inc. and Touchstone Resources, Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 15, 2004)

10.6		Interest Purchase Agreement, dated March 23, 2004, by and among Touchstone Vicksburg, Inc., Touchstone Awakino, Inc. and Montex Exploration, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed April 15, 2004)

10.7		Loan Agreement, dated March 23, 2004, by and between the Company and Trident Growth Fund, L.P. (“Trident”) (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

10.8		12% Secured Convertible Promissory Note, dated March 23, 2004, in the principal amount of $2,100,000 issued to Trident (incorporated by reference to Exhibit 2.2 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

10.9		Security Agreement, dated March 23, 2004, by and between the Company and Trident (incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

Exhibit No.		Exhibit

10.10		Warrant to purchase 250,000 shares of common stock dated March 23, 2004 issued to Trident (incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

10	.11**	Form of Warrant to Purchase Common Stock issued to Purchasers in the July 2004 offering of convertible notes and warrants

10.12		Securities Purchase Agreement, dated March 24, 2004, by and among the Company, FEQ Gas, LLC, Knox Gas, LLC and Knox Miss., LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.13		Secured Promissory Note, dated February 26, 2004, made by Knox Gas, LLC in favor of Endeavour International Corporation (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.14		Interest Pledge Agreement, dated February 26, 2004, by and between Knox Gas, LLC and Endeavour International Corporation (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.15		Subscription Agreement, dated March 26, 2004, by and between the Company and PHT Stent Partners, L.P. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.16		Subscription Agreement, dated April 4, 2004, by and between the Company and PHT Wharton Partners, L.P. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.17		Interest Purchase Agreement, dated April 30, 2004, by and between Touchstone Louisiana, Inc. and Endeavour International Corporation (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.18		Promissory Note, dated April 30, 2004, made by Touchstone Louisiana, Inc. in favor of Endeavour International Corporation (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.19		Subscription Agreement, dated April 1, 2004, by and between the Company and PHT Vela Partners, L.P. (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K/ A filed July 21, 2004)

10.20		Operating Agreement of Maverick Basin Exploration, LLC, dated June 23, 2004, by and between the Company and PHT Gas, LLC (incorporated by reference to Exhibit to the Company’s Quarterly Report on Form 10-QSB filed August 30, 2004)

10.21		Amendment to the Operating Agreement of Maverick Basin Exploration, LLC, dated July 14, 2004, by and among the Company, PHT Gas, LLC and South Oil, Inc. (incorporated by reference to Exhibit 14.1 to the Company’s Quarterly Report on Form 10-QSB filed August 30, 2004)

10	.22**	Form of Securities Purchase Agreement by and between the Company and Purchasers in the November 2004 offering of Units consisting of shares of Common Stock and Warrants

10	.23**	Form of Warrant to Purchase Common Stock issued to Purchasers in the November 2004 offering of Units consisting of Common Stock and Warrants

10.24		Amendment and Waiver to 12% Secured Convertible Promissory Note, dated March 23, 2004, by and between the Company and Trident (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-KSB filed April 15, 2005)

10.25		Form of Warrant to Purchase Shares of Common Stock issued to Purchasers in the Regulation D Offering of Shares of Series A Convertible Preferred Stock and Warrants (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 5, 2005)

10.26		Form of Warrant to Purchase Shares of Common Stock issued to Purchasers in the Regulation S Offering of Shares of Series A Convertible Preferred Stock and Warrants (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed April 5, 2005)

10.27		Form of Registration Rights Provisions for Purchasers in the Regulation S Offering and Regulation D Offering of Shares of Series A Convertible Preferred Stock and Warrants (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed April 5, 2005)

Exhibit No.		Exhibit

10.28		Employment Agreement, dated July 13, 2005, by and between Roger Abel and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 27, 2005)

10.29		Option Agreement, dated July 13, 2005, by and between Roger Abel and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed July 27, 2005)

10.30		Touchstone Resources USA, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 6, 2005)

10.31		Stock Option Agreement Under The Touchstone Resources USA, Inc. 2005 Stock Incentive Plan, dated September 30, 2005, issued to Jerry Walrath (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed October 6, 2005)

10.32		Securities Purchase Agreement, dated November 29, 2005, by and between The Abel Family Trust and the Registrant (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 5, 2005)

10.33		Warrant, dated November 29, 2005, issued to The Abel Family Trust (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed December 5, 2005)

10.34		Touchstone Resources USA, Inc. Director Compensation Policy Adopted November 29, 2005 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed December 5, 2005)

10.35		Form of Securities Purchase Agreement by and between the Company and Purchasers in the Regulation D Offering of Units consisting of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.36		Form of Warrant issued to Purchasers in the Regulation D Offering of Units consisting of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.37		Form of Warrant issued to Placement Agents in the Regulation D Offering of Units of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.38		Form of Securities Purchase Agreement by and between the Company and Non US Purchasers in the Regulation S Offering of Units consisting of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.39		Form of Warrant issued to Non US Purchasers in the Regulation S Offering of Units consisting of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.40		Agreement dated March 23, 2006 by and between the Company and Trident Growth Fund, L.P.

10.41		Amended and Restated Touchstone Resources USA, Inc. 2005 Stock Incentive Plan

10	.42**	Cygnus Oil and Gas Corporation 2005 Stock Incentive Plan.

10.43		Lease dated May 19, 2006 by and between Trizec Texas CS Limited Partnership and Touchstone Resources U.S.A., Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 25, 2006).

21	.1**	Subsidiaries of the Company

23	.1**	Consent of L J Soldinger Associates, LLC.

23.2		Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1)

23	.3**	Consent of PGH Engineers, Inc.

*	Filed herewith.

**	Previously filed.
      (b) Financial Statement Schedules.
      None.

ITEM 17.	UNDERTAKINGS
      The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to the registration statement: (i) to included any prospectus required by section 10(a)(3) the Securities Act of 1933; (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 % change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

4. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of this registration statement shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in the registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5. That, for the purpose of determining liability of a registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6. That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement related to securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Post-effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on August 28, 2006.

TOUCHSTONE RESOURCES USA, INC.

By:	/s/ Roger L. Abel

Roger L. Abel
President and Chief Executive Officer
      We, the undersigned directors and officers of Cygnus Oil and Gas Corporation, do hereby constitute and appoint Roger L. Abel and Stephen C. Haynes and each of them our true and lawful attorneys-in-fact and agents, to do any and all acts and things in our names and on our behalf in our capacities as directors and officers and to execute any and all instruments for us and in our name in the capacities indicated below, which said attorneys and agents may deem necessary or advisable to enable said corporation to comply with the Securities Act of 1933 and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with the Registration Statement and this Post-effective Amendment No. 1 to Registration Statement, or any registration statement for this offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, including specifically, but without limitation, power and authority to sign for us or any of us in names in the capacities indicated below, any and all further amendments (including post-effective amendments) hereto; and we do hereby ratify and confirm all that said attorneys and agents shall do or cause to be done by virtue thereof.
      Pursuant to the requirements of the Securities Act of 1933, this Post-effective Amendment No. 1 to Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Roger L. Abel (Roger L. Abel)	Chairman, Director, President and Chief Executive Officer, (Principal Executive Officer)	August 28, 2006

/s/ Stephen C. Haynes (Stephen C. Haynes)	Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	August 28, 2006

/s/ (R. Gerald Bennett) (R. Gerald Bennett)	Director	August 28, 2006

/s/ Ted E. Davis (Ted E. Davis)	Director	August 28, 2006

/s/ Ralph D. McBride (Ralph D. McBride)	Director	August 28, 2006

/s/ Alfred J. Moran (Alfred J. Moran)	Director	August 28, 2006

EXHIBIT INDEX

Exhibit No.		Exhibit

2.1		Stock Purchase Agreement, dated March 15, 2004, by and between Touchstone Resources, Ltd. and the Company, (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed April 15, 2004)

2.2		Agreement and Plan of Merger, dated March 18, 2004, by and between the Company and Touchstone Resources USA, Inc. (incorporated by reference to Exhibit 2.2 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

3.1		Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form SB-2 filed on December 7, 2001)

3	.2*	Amended and Restated Certificate of Incorporation of the Registrant.

3	.3**	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Registrant dated May 24, 2006.

3.4		Certificate of Ownership Merging Touchstone Resources USA, Inc into The Coffee Exchange, Inc. dated March 18, 2004 (incorporated by reference to Exhibit 3.3 to the Registrant’s Quarterly Report on Form 10-QSB filed May 24, 2004)

3.5		Certificate of Designation of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed April 5, 2005.)

3.6		Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K file December 5, 2005.)

3	.7**	Second Amended and Restated Bylaws of the Registrant.

5	.1**	Legal Opinion of Winstead Sechrest & Minick P.C.

10.1		Series A Stock Redemption Agreement, dated February 28, 2004, by and between Scott Yancey and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed March 30, 2004)

10.2		Stock Redemption Agreement, dated February 28, 2004, by and between George Sines, and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed March 30, 2004)

10.3		Stock Purchase Agreement dated February 28, 2004 between Stephen P. Harrington and Scott Yancey (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed March 30, 2004)

10.4		Stock Purchase Agreement dated February 28, 2004 between Stephen P. Harrington and George Sines (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed March 30, 2004)

10.5		Interest Purchase Agreement, dated March 23, 2004, by and among the Company, Touchstone Louisiana, Inc. and Touchstone Resources, Ltd. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed April 15, 2004)

10.6		Interest Purchase Agreement, dated March 23, 2004, by and among Touchstone Vicksburg, Inc., Touchstone Awakino, Inc. and Montex Exploration, Inc. (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed April 15, 2004)

10.7		Loan Agreement, dated March 23, 2004, by and between the Company and Trident Growth Fund, L.P. (“Trident”) (incorporated by reference to Exhibit 10.7 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

10.8		12% Secured Convertible Promissory Note, dated March 23, 2004, in the principal amount of $2,100,000 issued to Trident (incorporated by reference to Exhibit 2.2 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

10.9		Security Agreement, dated March 23, 2004, by and between the Company and Trident (incorporated by reference to Exhibit 10.9 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

10.10		Warrant to purchase 250,000 shares of common stock dated March 23, 2004 issued to Trident (incorporated by reference to Exhibit 10.10 to the Company’s Quarterly Report on Form 10-QSB filed May 24, 2004)

Exhibit No.		Exhibit

10	.11**	Form of Warrant to Purchase Common Stock issued to Purchasers in the July 2004 offering of convertible notes and warrants

10.12		Securities Purchase Agreement, dated March 24, 2004, by and among the Company, FEQ Gas, LLC, Knox Gas, LLC and Knox Miss., LLC (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.13		Secured Promissory Note, dated February 26, 2004, made by Knox Gas, LLC in favor of Endeavour International Corporation (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.14		Interest Pledge Agreement, dated February 26, 2004, by and between Knox Gas, LLC and Endeavour International Corporation (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.15		Subscription Agreement, dated March 26, 2004, by and between the Company and PHT Stent Partners, L.P. (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.16		Subscription Agreement, dated April 4, 2004, by and between the Company and PHT Wharton Partners, L.P. (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.17		Interest Purchase Agreement, dated April 30, 2004, by and between Touchstone Louisiana, Inc. and Endeavour International Corporation (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.18		Promissory Note, dated April 30, 2004, made by Touchstone Louisiana, Inc. in favor of Endeavour International Corporation (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed May 24, 2004)

10.19		Subscription Agreement, dated April 1, 2004, by and between the Company and PHT Vela Partners, L.P. (incorporated by reference to Exhibit 10.10 to the Company’s Current Report on Form 8-K/ A filed July 21, 2004)

10.20		Operating Agreement of Maverick Basin Exploration, LLC, dated June 23, 2004, by and between the Company and PHT Gas, LLC (incorporated by reference to Exhibit to the Company’s Quarterly Report on Form 10-QSB filed August 30, 2004)

10.21		Amendment to the Operating Agreement of Maverick Basin Exploration, LLC, dated July 14, 2004, by and among the Company, PHT Gas, LLC and South Oil, Inc. (incorporated by reference to Exhibit 14.1 to the Company’s Quarterly Report on Form 10-QSB filed August 30, 2004)

10	.22**	Form of Securities Purchase Agreement by and between the Company and Purchasers in the November 2004 offering of Units consisting of shares of Common Stock and Warrants

10	.23**	Form of Warrant to Purchase Common Stock issued to Purchasers in the November 2004 offering of Units consisting of Common Stock and Warrants

10.24		Amendment and Waiver to 12% Secured Convertible Promissory Note, dated March 23, 2004, by and between the Company and Trident (incorporated by reference to Exhibit 10.22 to the Company’s Annual Report on Form 10-KSB filed April 15, 2005)

10.25		Form of Warrant to Purchase Shares of Common Stock issued to Purchasers in the Regulation D Offering of Shares of Series A Convertible Preferred Stock and Warrants (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed April 5, 2005)

10.26		Form of Warrant to Purchase Shares of Common Stock issued to Purchasers in the Regulation S Offering of Shares of Series A Convertible Preferred Stock and Warrants (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed April 5, 2005)

10.27		Form of Registration Rights Provisions for Purchasers in the Regulation S Offering and Regulation D Offering of Shares of Series A Convertible Preferred Stock and Warrants (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed April 5, 2005)

Exhibit No.		Exhibit

10.28		Employment Agreement, dated July 13, 2005, by and between Roger Abel and the Company (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed July 27, 2005)

10.29		Option Agreement, dated July 13, 2005, by and between Roger Abel and the Company (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed July 27, 2005)

10.30		Touchstone Resources USA, Inc. 2005 Stock Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed October 6, 2005)

10.31		Stock Option Agreement Under The Touchstone Resources USA, Inc. 2005 Stock Incentive Plan, dated September 30, 2005, issued to Jerry Walrath (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed October 6, 2005)

10.32		Securities Purchase Agreement, dated November 29, 2005, by and between The Abel Family Trust and the Registrant (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed December 5, 2005)

10.33		Warrant, dated November 29, 2005, issued to The Abel Family Trust (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed December 5, 2005)

10.34		Touchstone Resources USA, Inc. Director Compensation Policy Adopted November 29, 2005 (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed December 5, 2005)

10.35		Form of Securities Purchase Agreement by and between the Company and Purchasers in the Regulation D Offering of Units consisting of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.36		Form of Warrant issued to Purchasers in the Regulation D Offering of Units consisting of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.37		Form of Warrant issued to Placement Agents in the Regulation D Offering of Units of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.38		Form of Securities Purchase Agreement by and between the Company and Non US Purchasers in the Regulation S Offering of Units consisting of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.39		Form of Warrant issued to Non US Purchasers in the Regulation S Offering of Units consisting of shares of Common Stock and Warrants (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed January 30, 2006)

10.40		Agreement dated March 23, 2006 by and between the Company and Trident Growth Fund, L.P.

10.41		Amended and Restated Touchstone Resources USA, Inc. 2005 Stock Incentive Plan

10	.42**	Cygnus Oil and Gas Corporation 2005 Stock Incentive Plan.

10.43		Lease dated May 19, 2006 by and between Trizec Texas CS Limited Partnership and Touchstone Resources U.S.A., Inc. (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K filed May 25, 2006).

21	.1**	Subsidiaries of the Company

23	.1**	Consent of LJ Soldinger Associates, LLC.

23.2		Consent of Winstead Sechrest & Minick P.C. (included in Exhibit 5.1)

23	.3**	Consent of PGH Engineers, Inc.

*	Filed herewith.

**	Previously filed.